UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 001, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

524 Broadway

10th Floor

New York, New York 10012

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Administrative Services, LLC

524 Broadway

10th Floor

New York, New York 10012

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	82-5165851
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular may be obtained.

MASTERWORKS 001, LLC

Preliminary Offering Circular

April 23, 2018

Subject to Completion

$1,815,000 Maximum Offering Amount (90,750 Shares)

MASTERWORKS 001, LLC, a Delaware limited liability company, is offering up to 90,750 of its shares initially representing 85% of its economic interests, for an aggregate purchase price of $1,815,000, in a “Tier 2” offering under Regulation A. The offering price will be $20.00 per share. There is no minimum number of shares that needs to be sold as a condition of closing of this offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us.

We expect the offering will close 180 days from commencement of the offering or such earlier date on which all the shares are sold, though we may elect to close in advance of such date or extend the offering beyond such date, in our discretion. The offering will commence on the date the offering is qualified by the Securities and Exchange Commission (“SEC”).

Our affiliate Masterworks.io, LLC owns and operates an online investment platform located at https://www.masterworks.io/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies that invest in distinct artworks. Through the Masterworks Platform, investors can, once they establish an account, browse and screen artwork investments, view details of an investment and sign legal documents online. The offering will be conducted through the Masterworks Platform.

No public market currently exists for the shares. We intend to list the shares for trading on a trading platform, subject to compliance with applicable laws.

No sales of shares will be made prior to the qualification of the offering statement by the SEC in the United States. All shares will be initially offered in all jurisdictions at the same price that is set forth in this offering circular.

Shares Offered by Us	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Us (2)
Per Share:		$20.00	$0.00	$20.00
Total (3)	90,750	$1,815,000	$0.00	$1,815,000

(1)	We have not engaged a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) as an underwriter to offer the shares to prospective investors. See the section entitled “Plan of Distribution” beginning on page 29 of this offering circular for additional information.

(2)	This amount does not include estimated offering expenses of approximately $200,000, all of which will be paid by our sponsor, Masterworks, as such term is defined below, rather than from the net proceeds of the offering.

(3)	Assumes that the maximum aggregate offering amount of $1,815,000 is received by us.

We will offer the shares on a best efforts basis primarily through the online Masterworks Platform. No entity involved in the offer and sale of the shares being offered hereby is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the shares.

We retain complete discretion to determine that subscribers are “qualified purchasers” in reliance on the information and representations provided to us regarding their financial situation. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 15.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

We expect that our operations will not cause us to meet the definition of an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), because (1) at all times our sole assets will consist only of cash and a single work of art referred to herein as the “Painting”, neither of which is deemed to be a “security” for purposes of the 1940 Act, and (2) at all times we will not be engaged primarily in owning, holding, investing or trading in “securities” (as such term is used for purposes of the 1940 Act).

Our principal office is located at 524 Broadway, 10th Floor, New York, New York 10012 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks.io, located at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

The date of this offering circular is __________, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of shares.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. Information about Andy Warhol and the Painting, as defined below, is derived from Biography.com, which is owned by A&E Television Networks, LLC, Philips Auctioneers LLC, auction notes for the 20th Century & Contemporary Art Evening Sale held on November 16, 2017 and other publicly available sources. Certain data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Painting, as such term is defined below. All copyrights associated with the Painting are held by the Andy Warhol Foundation for the Visual Arts and any representation to the contrary is inaccurate. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual’s net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

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For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase the shares.

Q:	What is Masterworks 001, LLC?

A:	Masterworks 001, LLC is a newly organized Delaware limited liability company formed for the primary purpose of enabling investment in that certain painting by Andy Warhol, titled 1 Colored Marilyn (Reversal Series), 1979, Oil and silkscreen inks on canvas (the “Painting”).

Q:	What is Masterworks?

A:

“Masterworks” refers to a group of companies that sponsored this offering and will provide administrative and other services to our company. Masterworks intends to sponsor similar offerings and owns and operates the Masterworks Platform located at https://www.masterworks.io/, which is an online investment platform for investments in entities holding a specific work of art or collection of artwork. The Masterworks Platform gives investors the ability to:

●	browse art investment offerings;
●	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation; and
●	manage and track investments easily through an online portfolio.

Q:	What is our relationship with Masterworks?

A:	We have multiple relationships with Masterworks. Notably, Masterworks:

●	sponsored and funded our organization and this offering;
●	owns the Painting that will be sold to us at closing;
●	will manage our operations;
●	will determine which securities trading platform or platforms will trade the shares and is seeking regulatory licenses to operate its own proprietary trading platform to trade the shares; and
●	will own at least 15% of our shares upon closing of the offering.

Q.	What will Masterworks receive in connection with these relationships?

A.

  Masterworks will retain a 15% economic equity ownership stake in our company and will be entitled to receive additional shares at a rate of 1% of the total shares outstanding per annum following the closing of the offering for administrative services. Masterworks will also receive any shares offered by this offering circular that are not sold in the offering, if any, as partial consideration for the Painting. Masterworks may also receive reasonable and customary trading fees and commissions from the trading of the shares, subject to applicable laws, rules and regulations.

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Q.	What costs and expenses will be paid by Masterworks and what costs and expenses will be paid or reimbursed by us?

A.	Masterworks will pay all costs of our organization and this offering and all ordinary and necessary administrative expenses. We will remain responsible for and shall reimburse Masterworks only for:

●	Payments associated with litigation, judicial proceedings or arbitration;
●	Costs associated with any material or extraordinary transactions, such a merger, third-party tender offer or other similar transaction; and
●	Costs associated with a sale of the Painting.

Q.	Can we issue more shares or engage in other business activities without consent of shareholders?

A.

  Unless we obtain the consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks, we cannot issue additional shares following the completion of the offering, except shares issuable to Masterworks for administrative services, and we cannot acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting.

Q.	How is an investment in the shares different from investing in shares of other art investment opportunities offered on the Masterworks Platform?

A.	If this offering is successful, Masterworks intends to sponsor other offerings through a similar offering process and structure. Each such offering will represent an investment opportunity in a company holding or planning to hold a unique artwork and will therefore have different investment characteristics from every other offering. We believe that the long-term value of each company will heavily depend on the relative popularity and market value of the particular genre, artist and specific work owned by such company.

Q.	Who might benefit from an investment in the shares?

A.	An investment in the shares may be appropriate for you if you seek to diversify your personal portfolio with an investment in a company that holds a single piece of art focused on long-term capital appreciation and if you are able to hold your investment for an extended time period. On the other hand, we caution persons who require current yield, near-term liquidity or guaranteed income, or who seek a short-term investment, that an investment in the shares will not be suitable.

Q.	What risks are involved in buying the shares?

A.	Investing in the shares is speculative and involves a high degree of risk. You should purchase these securities only if you can afford to hold your investment for an extended period of time. See “Risk Factors” for a description of the risks relating to this offering and an investment in the shares.

Q.	Who can buy shares?

A.	Generally, the offering is open to everyone, though there are limits on how much you can invest.

● “accredited investors” as defined under Rule 501(a) of Regulation D; and

● all other investors can invest up to 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

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Q.	How do I buy shares?

A.	You may purchase shares in this offering by creating a new account, or logging into your existing account, at the Masterworks Platform. You will need to fill out a subscription agreement on the Masterworks Platform like the one attached to this offering circular as Exhibit 4.1 for a certain investment amount and pay for the shares at the time you subscribe.

Q.	Is there any minimum investment required?

A.	Yes. You must initially purchase at least 100 shares in this offering, or $1,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Q.	Is there any maximum investment restriction?

A.	Yes. You may only purchase up to 5,000 shares in this offering, or $100,000 based on the current per share price; however, we can waive the maximum purchase restriction on a case-by-case basis in our sole discretion. In addition, our operating agreement will restrict ownership by any individual shareholder, together with such shareholder’s affiliates, to a maximum of 19.99% of the total shares issued and outstanding; however, this 19.99% limitation does not apply to any of the Masterworks entities.

Q.	May I make an investment through my IRA or other tax-deferred retirement account?

A.	Yes. We intend to accept investments through IRAs or other tax-deferred retirement accounts.

Q.	Is there any minimum initial offering amount required to be sold?

A.	No. There is no minimum initial offering amount required to be sold.

Q.	What will we do with the proceeds from this offering?

A.	We expect to receive gross proceeds from this offering of up to $1,815,000. The gross proceeds from this offering will be paid to Masterworks Gallery together with any remaining unsold shares, if any, for us to acquire the Painting from Masterworks Gallery.

Q.	Can we or Masterworks sell the Painting at any time or in any manner?

A.

  No. We can sell the Painting without shareholder approval in certain limited circumstances that are described in our operating agreement and any such sale must occur at a public auction. Any other sale transaction will require the approval of the holders of our shares.

Q.	What happens upon a sale of the Painting?

A.

  Following a sale of the Painting, we will pay or reimburse Masterworks for any expenses for which we are responsible, including applicable third-party sales commissions, income taxes and other transactional expenses. Following the payment of all of such taxes and expenses, our company will be liquidated, and the remaining net proceeds will be distributed to the then holders of record of the shares.

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Q.	How long will this offering last?

A.	We currently expect that this offering will remain open for investors for 180 days, unless all shares are subscribed for at an earlier time. Also, we reserve the right to extend or terminate this offering for any reason at any time.

Q.	Will we file additional information with the SEC?

A.	Yes, we will file certain information with the SEC, including:

●	an annual report;
●	a semi-annual report;
●	supplements to the offering circular, if we have material information to disclose to you; and
●	other reports that we may file or furnish to the SEC from time to time

All such information will be available on the SEC’s website at www.sec.gov and on the Masterworks Platform located at https://www.masterworks.io/.

Q.	Who can help answer my questions about the offering?

A.	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at Investors@masterworks.io or by mail at:

  Masterworks 001, LLC

  c/o Masterworks Administrative Services, LLC

  524 Broadway

  10th Floor

  New York, New York 10012

  Attn: Investor Relations

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  SUMMARY

  This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the shares. You should read this entire offering circular carefully, especially the risks of investing in the shares discussed under “Risk Factors,” before making an investment decision. In this offering circular, unless the context indicates otherwise, the terms “we,” “our,” “ours,” “us,” “Masterworks 001” or the “Company,” refer to Masterworks 001, LLC, a Delaware limited liability company. For purposes of this offering circular, the term “Masterworks” refers to Masterworks.io, LLC, and/or any of its wholly owned subsidiaries, which include Masterworks Administrative Services, LLC, referred to herein as the “Manager,” Masterworks Gallery, LLC and Masterworks Brokerage, LLC but does not include Masterworks 001, LLC, which are all Delaware limited liability companies. For purposes of this offering circular, the term “Painting” refers to that certain painting by Andy Warhol, titled 1 Colored Marilyn (Reversal Series), 1979, Oil and silkscreen inks on canvas.

  Overview

  We were formed as a Delaware limited liability company on March 28, 2018 to acquire the Painting. The Manager will manage all maintenance and administrative services relating to the Painting and the Company and will receive 1% of the total shares outstanding per annum for administrative services after the closing of the offering. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting in a manner designed to enhance its provenance and increase its exposure and its value.

  The Painting was purchased at a public auction held by Philips Auctioneers LLC, on November 16, 2017, for $1,815,000 by an agent acting on behalf of Masterworks. We are offering up to 90,750 shares for aggregate consideration of up to $1,815,000. All cash proceeds from the offering will be paid to Masterworks together with any remaining unsold shares, if any, to purchase the Painting. We do not expect to generate any revenues or cash flow unless and until we sell the Painting and no profits will be realized by investors unless they are able to sell their shares on a trading platform approved by us paid for them or the Painting is sold. We will be totally reliant on Masterworks to maintain the Painting and administer our business.

  The Artist

  Born on August 6, 1928, in Pittsburgh, Pennsylvania, Andy Warhol was a successful magazine and ad illustrator who became a leading artist of the 1960s Pop art movement. Warhol ventured into a wide variety of art forms, including performance art, filmmaking, video installations and writing, and controversially blurred the lines between fine art and mainstream aesthetics. Warhol died on February 22, 1987, in New York City.

  In the late 1950s, Warhol began devoting more attention to painting, and in 1961, he debuted the concept of “pop art” — paintings that focused on mass-produced commercial goods. In 1962, he exhibited the now-iconic paintings of Campbell’s soup cans. These small canvas works of everyday consumer products created a major stir in the art world, bringing both Warhol and pop art into the national spotlight for the first time. Warhol’s other famous pop paintings depicted Coca-Cola bottles, vacuum cleaners and hamburgers. He also painted celebrity portraits in vivid and garish colors; his most famous subjects include Marilyn Monroe, Elizabeth Taylor, Mick Jagger and Mao Zedong. As these portraits gained fame and notoriety, Warhol began to receive hundreds of commissions for portraits from socialites and celebrities. His portrait “Eight Elvises” sold for $104.5 million in 2008, making it one of the most valuable paintings in world history.

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  In 1964, Warhol opened his own art studio, a large silver-painted warehouse known simply as “The Factory.” The Factory quickly became one of New York City’s premier cultural hotspots, a scene of lavish parties attended by the city’s wealthiest socialites and celebrities. Warhol’s life and work simultaneously satirized and celebrated materiality and celebrity. On the one hand, his paintings of distorted brand images and celebrity faces could be read as a critique of what he viewed as a culture obsessed with money and celebrity. On the other hand, Warhol’s focus on consumer goods and pop-culture icons, as well as his own taste for money and fame, suggest a life in celebration of the very aspects of American culture that his work criticized. Warhol spoke to this apparent contradiction between his life and work in his book The Philosophy of Andy Warhol, writing that “making money is art and working is art, and good business is the best art.”

  The Painting

  Executed in 1979, the Painting stands as an eloquent distillation of Warhol’s Reversals, a radical and innovative series the artist conceived that same year and continued to pursue through 1986. Here, the iconic features of Marilyn Monroe are expressed in negative, with gestural swirls of turquoise, hot pink and cadmium red, coalescing under the inky depths of a strong black screen with palpable intensity. The Reversals series was conceived on the suggestion of Warhol’s dealer Bruno Bischofberger, and was envisaged as a revisiting of some of the most iconic images from his illustrious career. The Reversals were silkscreens that verso of silkscreens used on prior iconic paintings, and therefore have similar imagery but at a much lower price point than the previous original paintings. In the Painting, Warhol creates the ultimate self-reflexive gesture—an homage to himself and his first Marilyns—and in doing so, cements his place as one of the forefathers of post-modernity. Doug S. Cramer acquired the Painting in 1984 and it had been held in his collection until its sale at a Phillips auction in November 2017 to Masterworks’ agent.

  The Art Market

  The global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art.

  According to the 2018 Art Basel Report, global art sales in 2017 were estimated at $63.7 billion, an increase of 12% from 2016. According to the same report, postwar and contemporary art, which represents works created from 1945 through the present day, is the largest category in terms of total dollar value of transactions, representing 52% of all global auction sales in 2016. The market for high end art is highly concentrated, both in terms of buyers and top-selling artists. According to Artnet, only 25 artists were responsible for 46% of all postwar and contemporary art auction sales during the first six months of 2017.

  The art market is comprised of the public auction market and the private and gallery sales market. The private and gallery sales market is characterized by its opacity, domination by a small network of industry insiders and sales through consignments. By contrast, the public auction market is relatively transparent and sells work at specific pre-announced dates. According to the Art Basel Report, the relative size of the private and gallery market as compared to the auction market tends to shift based on overall optimism in the market which tends to favor auction sales. For example, in 2017, auction sales accounted for 53% of total sales by dollar volume, as compared to approximately 43% in 2016.

  Pop Art is an art movement that emerged in Britain and the United States during the mid- to late-1950s. Andy Warhol is among the most widely known and best-selling American Pop artists. The movement includes imagery from popular and mass culture, such as advertising, cinema and mundane cultural objects. One of its aims is to use images of popular culture in art, emphasizing the banal or kitschy elements of any culture, most often through the use of irony. It is also associated with the artists’ use of mechanical means of reproduction or rendering techniques. In Pop Art, material is sometimes visually removed from its known context, isolated, or combined with unrelated material.

  Warhol was prolific by any measure. The Andy Warhol Catalogue Raisonné, the definitive record of the artist’s paintings, sculptures and drawings, covers some 15,000 works produced by Warhol between 1948 and 1987. According to Artnet, Andy Warhol auction sales were $369 million in 2013, $569 million in 2014, $526 million in 2015 and $163 million in 2016. Based on auction sales published by Artnet, Warhol was ranked the highest grossing artist in 2014, the second highest grossing artist in 2015 and the eighth highest grossing artist in 2016. Also according to Artnet, the highest auction sale price paid for an Andy Warhol painting in 2017 was $60.8 million and the highest ever was $104.5 million in November 2013.

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  According to a report published by Artnet in 2017, Andy Warhol is the second highest selling artist, with $4.9 billion of total sales over the 17-year period prior to publication of the report, behind only Pablo Picasso whose works sold for more than $6.2 billion over the same period. Ownership of Andy Warhol’s work is highly concentrated. The Andy Warhol Museum claims to hold approximately 900 Warhol paintings and a variety of other works and the Mugrabi family owns the largest private collection of Andy Warhol paintings, which according to an October 2017 Artnet article includes more than 1,000 Andy Warhol works.

  Administrative Services

  There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, the Manager will manage all administrative services relating to our business and custodial services relating to the maintenance of the Painting. The Manager will pay ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Painting in exchange for the issuance of shares to the Manager at a rate of 1% of the total shares outstanding per annum. Any extraordinary or non-routine costs, payments and expenses, if any, will be paid for by the Manager, but such extraordinary or non-routine costs and payments will be reimbursed upon the sale of the Painting or a sale of our company, as applicable.

  Trading of and Market for the Shares

  We intend to list the shares for trading on one or more trading platforms that are approved by us and that are registered with the SEC or exempt from registration. Masterworks Brokerage, LLC intends to apply to be become a registered broker dealer and a member of FINRA and intends to seek approval to operate an online trading platform and to receive transaction-based compensation from other trading platforms. If our affiliate Masterworks Brokerage is successful in obtaining this approval, it will collect reasonable and customary commissions and fees from the trading of the shares. In the interim, we plan to seek to list the shares on a trading platform owned and operated by an unaffiliated third party. There is currently no trading market for the shares and no assurance can be provided that we can be successful in listing the shares on any trading platform, that a trading market for the shares will develop or that any such market will provide you with adequate liquidity to sell your shares. The secondary trading of the shares among investors may be restricted to comply with applicable state and foreign securities laws. For more information regarding trading fees and commissions of Masterworks Brokerage, see “Related Party Transactions.”

  Selling the Painting

  Our intention is to own the Painting for an extended and indefinite period, although we may sell the Painting at any time due to certain circumstances. The Manager will have the ability, in its sole and absolute discretion, to sell the Painting at a public auction and liquidate our company if:

○	we are required to register the shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  In addition, if any person makes a Bona Fide Offer (as defined in our operating agreement) to purchase the Painting at any point in time, the Manager will submit such offer to a vote of the then holders of our shares and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks vote in favor of accepting such Bona Fide Offer, we will accept the Bona Fide Offer and sell the Painting.

  Further, if at any time we or Masterworks decide to sell the Painting in a private sale transaction (i.e., non-auction sale), we must submit such proposed sale to a vote of the then holders of our shares, and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks, vote in favor of a sale, the Manager will then effectuate the private sale.

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  Following a sale of the Painting, we will pay or reimburse Masterworks for any expenses for which we are responsible in connection with the sale of the Painting, including applicable sales commissions, taxes and other transactional costs and expenses. After payment of such costs, expenses and taxes, the Company will be liquidated, and the remaining net proceeds will be distributed to the holders of record of the shares.

  Organizational Structure

  The following chart reflects the organizational structure of Masterworks following the offering and the material relationships between us and Masterworks that will exist following the offering:

  *All entities are Delaware limited liability companies. All entities, except Masterworks 001, LLC, are referred to collectively as “Masterworks.” Our officers will also serve as officers of Masterworks. Masterworks entities will engage in other business activities, including performing services to other companies that have a similar business model as our company.

(1)	“Masterworks.io” refers to our affiliate Masterworks.io, LLC, which operates the Masterworks Platform which will facilitate online investment in connection with this offering and will be used to facilitate similar offerings for other companies.

(2)	“Manager” refers to Masterworks Administrative Services, LLC, which will act as our Manager and will perform administrative services for us pursuant to the administrative services agreement in exchange for 1% of the total shares outstanding per annum. Manager will also retain rights to display the Painting.

(3)	“Masterworks Gallery” refers to Masterworks Gallery, LLC, which owns 100% of our membership interests prior to giving effect to the offering. Masterworks Gallery will sell the Painting to us for aggregate consideration equal to $1,815,000, representing its cost, in exchange for the gross proceeds of the offering, plus any unsold shares.

(4)	“Masterworks Brokerage” refers to Masterworks Brokerage, LLC, which intends to apply to obtain SEC licenses to operate a trading platform to trade the shares and or to receive transaction fees from third party trading platforms that may be approved by us to trade the shares in the future. No assurance can be given that Masterworks Brokerage, will obtain such licenses.

(5)	Represent economic ownership percentages and assumes 100% of the shares are sold in the offering. To the extent any shares are not sold in the offering, such shares will be issued to Masterworks Gallery, as partial consideration for the Painting and the respective ownership percentages of Masterworks Gallery and investors will adjust accordingly.

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  Risk Factors

  An investment in the shares includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model

○	Our business model is new and untested.
○	We do not expect to generate any revenues.
○	We are as undiversified as a company can possibly be.
○	We may sell the Painting at a loss or may be unable to sell the Painting at all.
○	The timing of a sale of the Painting is unpredictable.

●	Risks Associated with an Investment in a Company owning Fine Art

○	The Painting may decline in value or may not increase enough in value to cover our administrative costs.
○	The value of the Painting is highly subjective.
○	Investment in art is subject to various risks, including fraud, poor or deteriorating condition, authenticity claims, and other risks.
○	We may have overpaid for the Painting.
○	We may not be able to sell the Painting.

●	Risks Relating to Our Relationship with Masterworks

○	We are totally reliant on Masterworks to maintain the Painting and administer us.
○	Masterworks will have significant control over us.
○	Masterworks interests may not be aligned with your interests for several reasons, including

■	Masterworks will conduct other art-industry related activities,
■	Masterworks may earn fees from auction houses for guaranteeing works,
■	Masterworks intends to earn fees from trading in the shares, and
■	Masterworks will receive additional shares following the offering for administrative and maintenance services which will dilute all holders of the shares.

○	Our operating agreement contains provisions that reduce and waive fiduciary duties of the Manager and the members.
○	Masterworks is subject to cybersecurity risks that could adversely affect us.

●	Risks Related to Ownership of the shares and the Offering

○	There is no active public market for the shares and no assurance can be given that a trading market will develop.
○	You may not be able to sell the shares.
○	The trading price of the shares may be extremely volatile.
○	Investors using Bitcoin or foreign currencies to pay for their shares may face currency risks.

  Company Information

  Our principal office is located at 524 Broadway, 10th Floor, New York, New York 10012 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks.io located at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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  We are a manager-managed limited liability company. We are managed by the Manager. We were formed for the specific purpose of acquiring, maintaining, promoting and ultimately selling the Painting. The shares offered in this offering, when issued, will represent 85% of the economic interests in us. Purchasers of our shares in this offering and subsequent purchasers will be deemed to become party to our operating agreement, a form of which is filed as Exhibit 2.2 hereto.

  Subject to applicable law, the Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to amend the operating agreement, or the administrative services agreement, issue additional shares (other than pursuant to the administrative services agreement), incur debt for borrowed money, engage in other business activities or effect a sale of the Painting, subject to certain exceptions, without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks.

  The Manager may only be removed for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the shares in addition to the consent of Masterworks. Prior to the five-year anniversary of the closing of the offering Masterworks can only withdraw from its role as Manager and its obligations under the administrative services agreement in connection with a withdrawal by Masterworks from the business of operating the Masterworks Platform, sponsoring offerings and administering companies similar to the Company. After the five-year anniversary of the offering, Masterworks can withdraw for any reason, provided that such withdrawal shall be effective only following a sale of the Painting.

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  THE OFFERING

Shares Offered	90,750 shares, on a “best efforts” basis for up to $1,815,000 of gross proceeds. Purchasers of the shares will become members of the Company.

Offering Price per Share by the Company	$20.00 per share.

Number of Outstanding Before the Offering	16,015

Number of Shares Outstanding After the Offering	106,765 shares, which, when issued, will represent 100% of the economic interests in us.

Minimum and Maximum Investment Amount	The minimum and maximum purchase requirements per investor is $1,000 and $100,000, respectively; however, we can waive the minimum and maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us. In addition, our operating agreement restricts beneficial ownership by any individual shareholder to a maximum of 19.99% of the total shares issued and outstanding; however, this 19.99% limitation does not apply to any of the Masterworks entities.

Subscribing Online	Our affiliate Masterworks.io owns and operates the Masterworks Platform located at https://www.masterworks.io/ that enables investors to become equity holders in companies that own artworks. Through the Masterworks Platform, investors can browse and screen artwork investments, view details of an investment and sign legal documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically.

Payment for Shares	After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price in the form of Bitcoin, foreign currency, ACH debit transfer or wire transfer into a segregated non-interest bearing account held by us until the closing date of this offering. On the closing date, the funds in the account will be released to us and the associated shares will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest. Further, for those investors who pay in Bitcoin or foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds in the account. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the offering, such funds will be returned in the form of U.S. dollars unless a subscriber elects to have such refund in the same form of currency as the subscription was made, in which case we will use a third-party service to convert such U.S. dollars back to Bitcoin or such foreign currency prior to refunding such subscription.

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Investment Amount Restrictions	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Shares will be offered worldwide. No sales of shares will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States. All shares will be initially offered everywhere in the world at the same U.S. dollar price that is set forth in this offering circular; after the initial offering of the shares, the offering price and other selling terms may be subject to change.

Voting Rights	The shares have no voting rights other than the right to approve certain acts as described in our operating agreement, including the ultimate sale of the Painting in connection with our receipt of a Bona Fide Offer (as defined in our operating agreement) or another private sale transaction (i.e., non-auction sale) and the right to vote on any amendment to our operating agreement and any amendment to the administrative services agreement.

Risk Factors	Investing in the shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the shares.

Use of Proceeds	We expect to receive proceeds from this offering of up to $1,815,000. The Manager will pay all expenses of the offering, fees and expenses associated with qualification of offering under Regulation A. Therefore, the gross proceeds from this offering will equal the net proceeds from this offering. The net proceeds will be paid to Masterworks, together with any remaining unsold shares, if any, to purchase the Painting.

Closing	The closing will occur when all offered shares are sold, or when we elect to close the offering in our sole discretion.
Termination of the Offering	We expect the offering will close 180 days from commencement of the offering or such earlier date on which all the shares are sold, though we may elect to close in advance of such date or extend the offering beyond such date in our discretion.

Transfer Restrictions	It is planned that the shares may only be transferred:

●	to a family member or an affiliate of the owner of the shares,
●	to a trust or other entity for estate or tax planning purposes,
●	by operation of law,
●	as a charitable gift, or
●	on a trading platform approved by the Company.

As a condition to recording any transfer on our books and records, the transferring holder will be required to pay a transfer fee equal to the actual third-party transaction cost of recording such transfer on the Ethereum blockchain, a distributed ledger technology. These costs will be charged on a per transaction basis irrespective of the number of shares transferred and will vary with processing capacity, supply and demand conditions on the Ethereum blockchain at the time of the transfer. Subject to adjustment, as of the date of this offering circular, the current cost to transfer shares on the Ethereum blockchain is approximately $0.25 per transaction, independent of transaction size. Transfers will also be subject to restrictions imposed under state securities laws.

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Transfer Agent and Registrar	We intend to engage Computershare to be our transfer agent and registrar.

Dividends	None.

  DETERMINATION OF OFFERING PRICE

  The price per each share was determined by dividing the purchase price that Masterworks paid for the Painting, $1,815,000, by 90,750, which is the total number of shares offered hereby. Masterworks Gallery will own at least 16,015 shares, representing 15% of the total number of shares outstanding following the offering and may own more shares if the offering is not fully subscribed, since any unsold shares will be paid to Masterworks as part of the purchase price for the Painting. Prior to this offering, no public market exists for the shares, and there can be no assurance that a public market will ever exist for the shares.

  DIVIDEND POLICY

  We have not declared or paid dividends on the shares since our formation and do not anticipate paying dividends in the foreseeable future, unless and until the Painting is sold. However, there are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Manager and will depend on our then current financial condition and other factors deemed relevant by the Manager.

  RISK FACTORS

  The purchase of the shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

  Risks Related to our Business Model

  The Company is a new company and our business model is untested.

  The Company is a new company that was formed on March 28, 2018 and had no operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation. Our business model includes novel and unique features that are untested. Our operations will be dedicated to acquiring and maintaining the Painting and facilitating the ultimate sale of the Painting. We do not expect to generate any revenues or cash flow until the Painting is sold and no profits will be realized by our investors unless the Painting is sold for more than we acquired it for and there are sufficient funds after all applicable costs, expenses and taxes in order to effectuate a distribution to holders of our shares upon our liquidation. We are not aware of another company that has successfully offered investors securities that represent indirect ownership of an interest in a single work of art. Similarly, there are few, if any, companies that have offered investors securities that represents indirect ownership in a single asset with the sole goal of realizing appreciation on the value of that asset. Accordingly, it is impossible to determine in advance how the shares will trade relative to the underlying value of the Painting or if they will be able to trade at all. It is difficult to predict whether this business model will succeed or if there will ever be any value in the shares.

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  We do not expect to generate any revenues.

  Our operations will be dedicated to maintaining the Painting and facilitating the ultimate sale of the Painting, which may not occur for many years. We do not expect to generate any revenues or cash flow unless the Painting is sold and no profits can be realized by our investors unless the Painting is sold for more than we acquired it for and there are sufficient funds to effectuate a distribution after paying the applicable costs, taxes and expenses, or the investors sell their shares on a trading platform approved by us for more money than they acquired them for. Because we do not expect to generate any positive cash flow, we will be completely reliant on Masterworks to fund our operations. Investors should be prepared to hold their shares for an indefinite period, as there can be no assurance that the shares can ever be tradable or that the Painting can be sold for more than what we paid for it, or at all.

  We are extremely undiversified as a company since our strategy is investing in a single piece of art.

  Our company was formed to acquire, maintain and potentially sell the Painting. We will not invest in any other artwork or assets. Such lack of diversification substantially increases market risks and the risk of loss associated with an investment in our shares. A consequence of limiting our scope of operations to ownership of a single Painting is that the aggregate returns realized by investors are expected to correlate to the underlying value of the Painting.

  We may sell the Painting at a loss or at a price that results in a liquidating distribution that is below the trading price of the shares, or no liquidating distribution at all.

  The Manager will have the ability, in its sole and absolute discretion, to sell the Painting at a public auction and liquidate us if:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have volume sufficient to permit reasonable trading of the shares, or
○	the Manager notifies us of its intent to withdraw.

  Any such sale could be affected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the trading price of our shares or no liquidating distribution at all, and our investors could lose part or all of their investment in us. Investors should be prepared to hold their shares for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Painting can be sold for more than what we paid for it, or at all.

  The timing and potential price of a sale of the Painting are impossible to predict, so investors need to be prepared to own the shares for an uncertain or even indefinite period of time.

  We do not currently intend to sell the Painting in the near future and do not have a set time horizon for selling the Painting. However, the occurrence of certain events, such as our inability or unwillingness to list the shares on a trading platform approved by us, may compel the Manager to sell the Painting at an earlier time. Accordingly, a risk of investing in the shares is the unpredictability of the timing of a sale of the painting and the unpredictability of funds being available of a cash distribution and investors should be prepared for both the possibility they will not to receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a liquidating cash distribution at any time following the completion of the offering. Investors should be prepared to hold their shares for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Painting can be sold for more than what we paid for it, or at all.

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  Our structure may make it more difficult for us to sell the Painting at the highest possible price.

  We have intentionally limited the manner in which we can sell the Painting without shareholder approval. Unless we obtain the prior consent of the holders of a majority of the shares, excluding shares owned by Masterworks, to permit such action, our operating agreement prohibits us from selling the Painting in a private (i.e. non-auction) sale. If the sale is initiated by the Manager, we will execute the sale at a public auction conducted by Christies, Sotheby’s, Philips or another leading auction house. If we are approached by a potential purchaser, we will only execute the sale if such transaction is approved by a majority of the then holders of our shares. A significant percentage of transactions in fine art occur through privately negotiated transactions among art professionals and clients and many collectors and investors do not participate in public auctions. Similarly, collectors and investors may not be inclined to go through the trouble and cost to make an offer if there is a significant risk the holders of the shares will not approve such offer. Given the uniqueness of our model and the evolving character of the art market it is impossible to determine what effect, if any, these issues will have on our ability to eventually sell the Painting at the highest possible price. Further, there can be no assurance that the Painting can be sold at a profit or at all. The timing of the sale, and the potential value of the Painting will depend upon many factors beyond our control and investors in our company should be prepared to lose all or part of their investment in our company.

  Our business model involves certain costs, some of which are to be paid for in shares which will have a dilutive effect on the holders of our shares.

  There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, it is planned that the Manager will manage all administrative services relating to our business and custodial services relating to the maintenance of the Painting. The Manager will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Painting in exchange for the issuance of shares to the Manager at a rate of 1% of the total shares outstanding per annum. Any extraordinary or non-routine services, if any, will be managed and paid for by the Manager, but actual third-party costs associated with these extraordinary or non-routine services will be reimbursed upon the sale of the Painting or a sale of our company, as applicable.

  Because we do not expect to generate any positive cash flow, we will be completely reliant on the Manager to fund our operations. The portion of the foregoing fees that are going to be paid in shares will have a dilutive effect on the holders of our shares and will effectively reduce the tangible book value per share over time.

  In the event we are able to sell the Painting, your potential investment returns will be lower than the actual appreciation in value of the Painting due to applicable costs, expenses and taxes to be paid.

  In the event the Painting is sold, your distribution of cash proceeds will be reduced by costs, expenses and taxes. The distribution to you upon dissolution of us following a sale will also be taxable to you depending on your tax basis in the shares, the geographic area in which you reside and your local tax laws. Accordingly, your investment returns upon a sale of the Painting, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable expenses and taxes, may be significantly lower than the actual rate of appreciation of the Painting.

  Risks Associated with an Investment in Fine Art

  There is no assurance of appreciation of the Painting or sufficient cash distributions resulting from the ultimate sale of the Painting.

  There is no assurance that the Painting will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Painting will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Painting, since investment in Painting is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Painting to compensate members for their investment. Even if the Painting does appreciate in value, the rate of appreciation may be insufficient to cover our administrative costs and expenses

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  The value of the Painting is highly subjective and appraised values and auction estimates may differ widely from actual realizable value.

  The value of the Painting is inherently subjective given its unique character. Although the auction estimate for the Painting at the November 16, 2017 auction held by Phillips Auctioneers LLC, or “Phillips,” was between $1,500,000 and $2,000,000, investors are cautioned not to put undue emphasis on the auction estimate, which is subject to a number of important qualifications and assumptions. The actual realizable value of a fine artwork may differ widely from auction estimates or its appraised value for a variety of reasons, many of which are unpredictable and impossible to discern.

  For non-cash generating assets, such as fine art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

●	Lack of Reliable Data. Data from non-auction sales, comprising a majority of all sales, is largely unavailable and historical sales data may be inaccurate. Also, data may be stale or unavailable because comparable works may remain off market for extended periods of time, often for generations. Even for public auctions, sale prices may be incorrectly reported due to credits for guarantees entered into with buyers, or other credits provided to potential buyers.

●	Subjective Factors. Subjective motivations of a buyer or seller may significantly affect the sale price. These motivations may relate to an emotional attachment to the work, ego, financial, estate or tax planning objectives, the desire to enhance or complete a specific collection objective, perceptions of supply and scarcity and other factors.

●

  Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it’s very difficult to determine the depth of demand at various price levels at or below the sale price.

●	Entanglements. It is not uncommon in the art market for buyer, sellers and intermediaries to enter into private contractual arrangements that may affect the selling price in a specific transaction. It is often impossible to know of the existence or terms of any such contractual arrangements.

  Accordingly, due to the inherent subjectivity involved in estimating the realizable value of the Painting, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale and such differences can be, and often are, material.

  An investment in the Painting is subject to various risks, any of which could materially impair the value of the Painting and the market value of our shares.

  Investing in Painting is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of signature.

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●	Provenance. Claims related to provenance are relatively common and allege that an artwork has an uncertain or false origin.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors. Condition often declines over time and could be impaired by the storage conditions of the Painting, viewing and accidental damage by guests physically around the Painting, or other factors.

●	Physical Risks. Painting is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●

  Legal Risks. Painting ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies, as countries such as China and Russia have had a large influence on art prices over the past several years.

●	Economic Risks. Art values and demand are affected by global and regional economic conditions and stock, bond and commodity markets and subject to declines in value in connection with broader declines in other asset classes.

●	Fraud Risk. The art market is unregulated and prone to abusive practices, including price manipulation, disguised agencies and lack of transparency.

  Although Masterworks Gallery purchased the Painting from a reputable auction house and conducted due diligence in connection with its purchase of the Painting, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Painting may decline, and the trading price of the shares would be adversely affected.

  If the painting is eventually displayed in a gallery space, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the painting to be unsaleable.

  It is planned that the Painting will be permanently stored and or displayed in the United States, though it might be displayed periodically in an international location. We plan to obtain and maintain insurance coverage for the Painting. However, the painting may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Painting being unsaleable. Accordingly, damage or destruction of the Painting will have a material adverse impact on the value of the Painting and, consequently, the value of the shares.

  We may have overpaid for the Painting.

  We plan to purchase the Painting at the same purchase price paid by Masterworks, which is the same as the price paid by Masterworks’ agent at a public auction in November 2017. Accordingly, if Masterworks overpaid for the Painting, we will have overpaid for the Painting. When Masterworks determines how much to pay for any painting, including the Painting, it may not know about additional commissions or incentives the seller, or the seller’s representative (including a dealer or auction house) of the Painting is receiving in the transaction or other facts that prove to be material to its estimate of valuation.

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  We may not be able to find a buyer for the Painting at a reasonable price.

  Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Painting, we cannot guarantee that there will be a buyer at any reasonable price. Additionally, if the Painting does go to an auction sale and is not sold, such failure could damage the reputation of the Painting in the marketplace and make it even more difficult to sell in the future.

  The global economy, the financial markets and political conditions of various countries can adversely affect the supply of and demand for works of art.

  The global art market is influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although this correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase the Painting in the wake of economic uncertainty. Accordingly, weakness in those economies and financial markets can adversely affect the supply of and demand for works of art and the value of the shares. Furthermore, global political conditions may also influence the enactment of legislation that could adversely impact our business.

  Temporary popularity of some paintings or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

  Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Painting for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Painting.

  We could be exposed to losses in the event of title or authenticity claims.

  The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Painting from us, we may or may not have recourse against the seller to us of the Painting, but a claim could nevertheless expose us to losses. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Manager to outlay the cost of such defense or settlement.

  Ownership of Andy Warhol’s work is highly concentrated, and any large-scale divestiture of a major Warhol collection could negatively affect prices.

  The Andy Warhol Museum and the Mugrabi family own the largest collections of Andy Warhol paintings and other sizable collections exist throughout the world. Many art industry participants believe that the Mugrabi family has been largely responsible for the popularity and pricing of Andy Warhol’s work and they have purchased large numbers of Warhol paintings at auction during the past twenty years to keep prices up. If the Mugrabi family or any other major collector were to liquidate a large number of Warhol paintings, the supply demand dynamic that has characterized the Warhol market in recent years could shift dramatically. A significant increase in the number of Warhol paintings available for sale would likely reduce prices.

  The Painting could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Painting.

  We plan to store the Painting in a protected environment with security measures, but no amount of security can fully protect a painting from damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on the value of the Painting and, consequently, the value of our shares.

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  Damage to the reputation of the artist, or the subject matter painted by the artist, could impair the value of the Painting.

  The value of a work of art is or can be dependent on the individual brand and reputation of the artist and, in the case of this particular work, the subject matter. Although numerous books have been written about the artist and the subject matter, it is possible that historians will uncover previously unknown facts or allegations about them. If any new material revelation were to emerge and such revelation were to cast either the artist of the subject matter in a disparaging light, such revelation could negatively affect demand for the Painting, which could diminish or eliminate its value.

  Changes in opinions by experts in the art work regarding authenticity could damage or eliminate the value of the Painting.

  Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Painting, it could reduce or eliminate the value of the Painting.

  Insurance coverage for the Painting may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Painting.

  We plan to maintain insurance coverage for the Painting against damage or loss of the Painting. Our insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Accordingly, damage or destruction of the Painting will have a material adverse impact on the value of the Painting and, consequently, the value of our shares.

  Industry sales cycles can be unpredictable.

  Purchase behavior by collectors is generally unpredictable due primarily to the discretionary nature of the purchase of artwork, and the high values of artwork being sold. An art buyer may typically purchase art when discretionary income is abundant. When economic conditions preclude art collectors from purchasing the Painting, such a downturn in sales will affect our financial projections and could adversely affect results of operations. Additionally, the art market is fueled by leverage, and any changes which would cause art collectors to not access leverage could have a serious impact on a collector’s ability to purchase the Painting.

  Risks Related to our Reliance on the Manager

  We are totally reliant on the Manager to maintain and sell the Painting and manage our administrative services.

  We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Painting. Accordingly, we are totally reliant on the performance of the Manager under the administrative services agreement. We plan to rely on the Manager to perform or administer all necessary services to maintain the Painting, including obtaining insurance and ensuring appropriate storage. The Manager is also responsible for all administrative services required to maintain our company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. The Manager is a newly formed company and has not yet developed a track record of successful performance of these activities. If the Manager were to default on its obligations under the administrative services agreement, it would be extremely difficult for us to replace the Manager or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Manager under the administrative services agreement, we would likely be forced to sell the Painting. We cannot provide assurance that the timing and or terms of any such sale would be favorable.

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  We are totally reliant on the Manager to maintain sufficient capital resources to pay our fees, costs and expenses.

  Although we believe the Manager has sufficient capital resources and sources of liquidity to perform its obligations under the administrative services agreement for the foreseeable future, there can be no assurance that the Manager will be able to maintain sufficient capital to satisfy its obligations in future periods. The Manager’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. The Manager has committed to maintain cash reserves on hand for so long as the shares remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the administrative services agreement. However, there can be no assurance that the Manager will be able to maintain such cash reserves. If the Manager’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our company, for at least one year, our company will receive qualified audit reports that would likely have a material adverse effect on the value and trading price of our shares.

  The Manager is a newly formed business and could run out of capital.

  The Manager is a newly formed entity which is responsible for paying expenses of maintaining the Painting, including storage and insurance, as well as administrative costs associated with managing publicly traded companies such as ours. In that regard, we anticipate that the Manager’s fee revenue will be fixed by contract with each entity that it manages, as it is for our company, but its expenses will be variable and prone to increases based on market and other factors. In addition, because the Manager intends to manage entities like ours that do not have liquid assets, it will periodically need to outlay capital for unusual or non-recurring expenses that will only be reimbursable upon a subsequent sale of the underlying Painting, which could result in liquidity shortages. The Manager currently relies on a single investor, Scott Lynn, for all of its capital and liquidity. If Scott Lynn were to cease funding the Manager for any reason, the Manager may not be able to identify additional sources of capital.

  The Manager will have complete authority to administer our business consistent with the terms and conditions of our operating agreement and the administrative services agreement, other than material amendments to our operating agreement and the administrative services agreement and any private sale of the Painting.

  The Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have volume sufficient to permit reasonable trading of the shares, or
○	the Manager notifies us of its intent to withdraw.

  The Manager may only be removed for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the shares, and in addition the consent of our founding member, Masterworks Gallery is required to be obtained in order remove the Manager. This concentration of control in the Manager may delay, deter or prevent acts that would be favored by holders of our shares. The interests of the Manager may not always coincide with our interests or the interests of the holders of our shares. As a result, the market price of our shares could decline, or holders of our shares might not receive a premium over the then-current market price of our shares upon a change in control. In addition, this concentration of control in the Manager may adversely affect the trading price of our shares because investors may perceive disadvantages in owning shares in a company with so much control vested in a single entity.

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  Holders of our shares do not elect or vote on the Manager and have limited ability to influence decisions regarding our business.

  Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Manager. Holders of our shares do not elect or vote on the Manager and can only remove the Manager by a vote of two-thirds (2/3) of the shares and the consent of Masterworks, and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

  As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

  As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Manager’s Board of Managers is made up of Scott W. Lynn, Joshua B. Goldstein, Salvatore C. Troia and Frank J. Cotroneo. One of the members of the Board of Managers, Frank J. Cotroneo, serves as the Independent Representative on the board (the “Independent Representative”). The Independent Representative serves to protect the interests of the holders of the shares and is tasked with reviewing and approving all related party transactions of our company with our affiliates and address all conflicts of interest that may arise between us and the holders of the shares and our affiliates. If the Independent Representative resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

  We are reliant on the integrity of the Masterworks Platform and a security or privacy breach could expose us to liability or damage our reputation.

  We will rely on the Masterworks Platform and other systems and technologies owned or licensed to communicate with our shareholders. Masterworks also uses mobile devices, social networking and other online activities to communicate with employees and investors. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Masterworks collects sensitive and confidential information, including personal information about investors and private information about employees. Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber attacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information, or interference with the Masterworks Platform or any of the Masterworks’ information technology systems or the technology systems of third-parties on which Masterworks relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws and potential liability, any of which could result in a material adverse effect on the value and liquidity of the shares.

  Risks Relating to Potential Conflicts of Interest

  Our affiliate, Masterworks Brokerage, intends to register to operate or establish relationships with an automated trading system to enable it to earn transactional fees from trading in our shares which creates various conflicts of interest.

  Masterworks Brokerage intends to seek SEC registration to become a broker-dealer and a member of FINRA to enable it to operate an automated trading system so it can earn transactional fees for providing liquidity in the shares. The operation of a trading market in the shares, if a trading market can ever exist, will create conflicts of interest. A conflict of interest arises as our affiliate Masterworks Brokerage would be earning transaction fees from the trading of the shares and if such trading activities generate trading profits, our affiliates may be incentivized not to sell the Painting and liquidate us, even in situations in which a sale of the Painting is in the best interest of holders of our shares. This creates a potential conflict of interest between the holders of the shares which would benefit from a sale of the Painting and Masterworks which benefits from collecting trading fees from the trading of the shares. Despite steps we have taken to reduce conflicts, including imposing limitations on our ability to sell the Painting and the manner in which such sale would occur, there are inherent conflicts of interest and we cannot assure investors that the Manager will execute a discretionary sale of the painting at a time that is in the best interest of holders of our shares.

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  Although Masterworks will own at least 15% of the total shares outstanding following the offering and will agree to a one-year lock-up, Masterworks may eventually sell its shares.

  Masterworks will own at least 15% of the shares outstanding following the offering and may own more than 15% if the offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling shares that would decrease its ownership below 15% of the total shares outstanding prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws. Accordingly, the alignment that will exist upon closing of the offering between Masterworks and our other shareholders may not exist in the future. If Masterworks were to sell a significant portion of it shares, the interests of Masterworks may differ significantly from those of investors in the offering and subsequent holders of the shares. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Painting at a time that is in the best interests of holders of the shares.

  Masterworks and Members of the Manager’s board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

  Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, establish a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Manager’s board of managers nor its executive officers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Manager’s board of managers and executive officers to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

  Our operating agreement contains provisions that exculpate the Manager and its affiliates, and certain other persons engaged on behalf of the Manager from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

  Our operating agreement limits the liability of the Manager and its affiliates, any of our members, any person who is an officer of ours and any person who serves at the request of the Manager on behalf of us as an officer, director, members of the board of managers of the Manager, independent representative, partner, member, stockholder or employee of such person. None of the foregoing persons shall be liable to us or the Manager or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Manager, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the shares for actions taken which may negatively affect us.

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  Scott J. Lynn may Have Conflicts of Interest.

  Scott J. Lynn, the founder of Masterworks and the individual responsible for funding Masterworks has effective control over Masterworks operations through contractual arrangements with the James William Lynn Jr. 2015 Trust, which owns 100% of the Masterworks membership interests. Mr. Lynn is also the Chief Executive Officer of our Manager and a member of the Board of Managers of our Manager. Mr. Lynn is an art collector and could have conflicts between business with his personal art collection and the collection of Masterworks, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

  Risks Relating to Ownership of the Shares and the Offering

  There is no active public market for our shares and an active trading market may not ever develop or, even if developed, may never be sustained or may cease to exist following this offering, which would adversely impact the market for our shares and make it difficult, or even impossible to sell your shares.

  There is no active market for our shares. Although we intend to make the shares eligible for trading on a trading platform approved by us, we cannot provide any assurance that we will do so or that we will choose or be able to maintain that eligibility. Even if the shares are tradeable, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, our shares will not be traded on any trading platform until after the closing of this offering, if at all. Investors should be prepared to hold their shares for an indefinite period of time, as there can be no assurance that the shares will ever be tradable.

  You may not be able to sell your shares at or above the initial offering price.

  The initial public offering price for our shares is based on based on a simple formula. The price per each share is equal to the quotient of (a) the purchase price that Masterworks paid for the painting ($1,815,000), divided by (b) the number of shares offered in the offering (90,750). In addition, Masterworks will own 15% of the total outstanding shares following the offering. Prior to this offering, no public market exists for our shares. You may not be able to sell your shares at or above the initial offering price, or ever. Investors should be prepared to hold their shares for an indefinite period, as there can be no assurance that the shares can ever be tradable.

  If our shares are ever able to trade, the trading price of our shares may be extremely volatile.

  Securities that trade on alternative trading systems, as with other public markets, often experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as our company. The market price of the shares could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, auction listings and sales of other similar paintings, our solicitation of votes in response to a Bona Fide Offer to acquire the Painting, economic, market, geopolitical and other external factors. As a result, the market price of our shares may be volatile, and holders of our shares will likely experience a decrease in the value of their shares. No assurance can be given that the market price of our shares will not fluctuate or decline significantly in the future or that you will be able to sell your shares when desired on favorable terms, or at all. Investors should be prepared to hold their shares for an indefinite period, as there can be no assurance that the shares will ever be tradable.

  If you pay part or all of the purchase price for the shares in this offering in Bitcoin or foreign currency, and we do not close the offering, or choose to reject the subscription, you could have exposure for currency risk.

  Investors in this offering can make payment of the purchase price in the form of Bitcoin or foreign currency. For those investors who pay in Bitcoin or foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds into a segregated non-interest bearing account of ours. If any funds are returned by us or if we choose to reject a subscription or elect not to proceed with the offering, such funds will be returned in the form of U.S. dollars, or, at the election of the subscriber, we will exchange the U.S. dollars back into Bitcoin or foreign currency at the time we return the funds. Because the Bitcoin market is extremely volatile as are certain foreign currency markets, and the U.S. dollar value of Bitcoin or foreign currencies is speculative and the value of Bitcoin or your foreign currency at the time you make your subscription may differ substantially from its U.S. dollar value in the future. You may lose money if we choose to reject a subscription or elect not to proceed with the offering and refund your subscription. Any investor who chooses to pay for the shares in this offering in Bitcoin or foreign currency is subject to such fluctuations in the value of Bitcoin or such foreign currency and the currency risks stemming therefrom.

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  We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

  We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

  If our shares ever become tradable, and become subject to the penny stock rules, it would become more difficult to trade our shares.

  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our shares is less than $5.00 per share, our shares will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive:

●	the purchaser’s written acknowledgment of the receipt of a risk disclosure statement;
●	a written agreement to transactions involving penny stocks; and
●	a signed and dated copy of a written suitability statement.

  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore holders of our shares may have difficulty selling their shares. Investors should be prepared to hold their shares for an indefinite period of time, as there can be no assurance that the shares can ever be tradable.

  If our shares are ever able to trade, FINRA sales practice requirements may limit an investors ability to buy and sell our shares.

  If our shares are ever able to trade, in addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our shares, which may have the effect of reducing the level of trading activity in our shares. For these and other reasons, broker dealers may not recommend our shares, which could reduce the liquidity of the shares.

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  Holders of our shares may face significant restrictions on the resale of the shares due to state “Blue Sky” laws.

  Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our shares will be registered or exempt from registration under the laws of any state. If our shares are quoted on an alternative trading system, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our shares. You should therefore consider the resale market for our shares to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification, or at all.

  Transactions in the shares are planned to be recorded on the Ethereum blockchain, a distributed ledger technology, which could subject us to risks.

  In addition to the records maintained by our transfer agent, we intend to use ERC20 tokens to represent ownership of our shares on the Ethereum blockchain which will create a public record of changes in our share ownership. We and or Computershare, who we intend to engage as our transfer agent, will maintain central authority other the record changes in our share ownership. Ether is used to compensate participants on the Ethereum blockchain for validating transactions. In the event lawmakers or regulatory authorities in the United States determine that the payment of Ether in connection with transactions effected on the Ethereum blockchain is unlawful or the Ethereum blockchain ceases operation for any reason, we may be required to change the method in which we record changes in our share ownership and we would need to migrate our systems to an acceptable alternative. Any such event could cause a halt, suspend or eliminate trading in our shares for a period of time or indefinitely, thereby impairing the liquidity of the shares.

  Sales of our shares under Rule 144 could reduce the price of our stock.

  Following this offering, there will be at least 16,015 shares held by the Manager. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling shares that would cause it ownership to decline below 15% of the total shares outstanding prior to the one-year anniversary of the offering, provided that Masterworks is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws. These shares held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted shares in a transaction exempt from the registration requirements of the of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the shares sold in this offering for at least one year from the time of such sale, or they could sell their shares in accordance with Rule 144. Rule 144 requires that these affiliates hold their shares for a period of at least one year, not sell more than one percent of the total issued and outstanding shares in any 90-day period and resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of shares under Rule 144 could reduce prevailing market prices for our securities.

  This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for shares may not be supported by the value of our assets at the time of your purchase.

  This is a fixed price offering, which means that the offering price for our shares will not vary based on the underlying value of our assets at any time. Although the offering price is equal to what Masterworks paid for the painting, Masterworks is retaining equity of 15% in us, plus it will be entitled to receive additional shares at a rate of 1% of the total shares outstanding per annum for administrative services. Therefore, the fixed offering price established for our shares may not be supported by the current value of the Company or the Painting at the offering or any particular time in the future.

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  If we face litigation related to the offering, the Manager may elect to auction the Painting and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

  Our shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this offering circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the shares or find an exemption under the securities laws of each state in which we offer the shares, each investor may have the right to rescind his, her or its purchase of the shares and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, the Manager may elect to sell the Painting and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

  If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Manager or our other affiliates, the Manager will be entitled to sell the painting at auction and recoup its expenses in connection with defending and or settling such litigation.

  Our operating agreement indemnifies the Manager in all instances not involving fraud or intentional misconduct. In addition, while the Manager is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Painting and administering our company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of shares upon our sale of the Painting and subsequent dissolution.

  Because we do not have an audit or compensation committee, holders of our shares will have to rely on our Manager’s Board of Managers and the Independent Representative to perform these functions.

  We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Manager’s Board of Managers is made up of Scott W. Lynn, Salvatore C. Troia, Joshua B. Goldstein and Frank J. Cotroneo. One of the members of the Board of Managers, Frank J. Cotroneo, serves as the Independent Representative on the board. The Independent Representative serves to protect the interests of the holders of the shares and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the shares and our affiliates. If the Independent Representative resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

  The securities industry or art industry analysts may publish detailed research reports on us or the Painting, but it is possible that those parties, as well as the media, commentators, and industry experts, will publish informal commentary or news stories about us or the Painting, which may be negative and may negatively impact the value the shares.

  Given the unique features of our business model and this offering, it is possible that the analysts, media, commentators and industry experts may publicize opinions on the value of the Painting or the shares which may be negative and which may significantly and adversely affect the value of our shares.

  Purchasers in this offering and in the aftermarket will experience dilution in the book value of their investment over time.

  The initial offering price per share will be approximately equal to 85% of the pro forma net tangible book value per share of our shares outstanding immediately following this offering. However, over time the Manager will earn an administrative services fee in the form of shares. This fee will when issued effectively reduce the tangible book value per share over time.

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  Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in us to ensure compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”).

  In considering an investment in us of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider:

●	whether the investment satisfies the diversification requirements of Section 404 of ERISA;
●	whether the investment is prudent, since the shares are not freely transferable and there may not be a market created in which the shares may be sold or otherwise disposed; and
●	whether interests in us or the Painting constitute “Plan Assets” under ERISA.
●	See “ERISA Considerations” for additional information.

  Provisions of our Certificate of Formation and Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders our shares.

  Provisions of our Certificate of Formation and operating agreement may be deemed to have anti-takeover effects, which include, among others, the Manager having sole and exclusive control of the operations of us with the exclusion of the holders of the shares being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

  We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of our shares if the Painting can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution upon the liquidation of the company.

  We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of our shares if the Painting can be sold at a profit to the price we paid and other costs and expenses associated with the sale there are sufficient funds to effect a distribution upon our liquidation. Investors should be prepared to never receive a distribution in connection with their ownership of the shares.

  DILUTION

  There are 16,015 shares currently issued which are held by Masterworks. Upon issuance of the shares in this offering, the holders of these shares are going to experience dilution in the net tangible book value of their shares by 15% of the purchase price, or $1.50 per share. Further as additional shares are issued to the Manager as payment for its administrative services, this will cause additional dilution to the then holders of the shares.

  PLAN OF DISTRIBUTION

  We are undertaking this offering without an underwriter. We have not engaged any broker-dealers to distribute the shares. We intend to sell the shares directly to the public using the Masterworks Platform. No party inside or outside of us will be compensated for selling the shares. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. Furthermore, Manager will perform Suitability Verification Services and anti-money laundering and bad actor checks on behalf of us in connection with the offering (as described below).

  Online Subscriptions and Bank Account

  Our affiliate Masterworks.io owns and operates the Masterworks Platform located at https://www.masterworks.io/ that allows investors to acquire ownership of an interest in special purpose companies that invest in distinct artworks. Through the Masterworks Platform, investors can, once they establish an account, browse and screen artwork investments, view details of an investment and sign legal documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of Bitcoin, foreign currency, ACH debit transfer or wire transfer into a segregated non-interest bearing account held by us until the closing date of this offering. On the closing date, the funds in the account will be released to us and the associated shares will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest. Further, for those investors who pay in Bitcoin or foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds in the account. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the offering, such funds will be returned in the form of U.S. dollars or, at the request of such subscriber, we will exchange the U.S. dollars for Bitcoin or such foreign currency and will refund the amount received upon such exchange.

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  Upon closing under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

  Suitability Verification and Anti-Money Laundering Services

  The Manager will also perform the following administrative functions in connection with this offering (“Suitability Verification Services”):

●	contact us and/or our agents, if needed, to gather additional information or clarification from investors;
●	advise us as to permitted investment limits for investors pursuant to Regulation A, Tier 2;
●	conduct anti-money laundering checks and bad actor checks;
●	provide us with prompt notice about inconsistent, incorrect or otherwise flagged subscriptions (e.g., for underage investors or anti-money laundering reasons); and
●	transmit the subscription information data to the Transfer Agent.

  The Manager is not a FINRA member and is not participating as an underwriter of the offering. As such, it will not solicit any investment in us, recommend our securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering should be made directly to us.

  Payment by Bitcoin

  We intend to effect exchange from Bitcoin to U.S. dollars using Coinbase, a digital currency transaction platform. When a subscriber elects to pay in Bitcoin, we will provide the subscriber with our Coinbase address, the subscriber can then send the Bitcoin to that address, and the Bitcoin promptly will be converted into U.S. dollars by Coinbase based upon the exchange rate in effect as of the time the exchange platform receives the Bitcoin from a subscriber. A subscriber does not need to have an account at Coinbase to effect the exchange. The number of shares purchased will be calculated by dividing this U.S. dollar equivalent amount by $20.00 per share, rounded down to the nearest number of whole shares. After Bitcoin is converted into U.S. dollars, the funds are deposited in the Masterworks wallet at the exchange platform and we will periodically withdraw and deposit such funds in a segregated bank account pending the closing or termination of the offering.

  Payment by Foreign Currency

  When a subscriber elects to pay in a currency other than U.S. dollars, we will provide the subscriber with our account information with a licensed third party currency exchange agent, the subscriber can then send the foreign currency to that exchange agent, and it promptly will be converted into U.S. dollars by such third party exchange agent based upon the exchange rate in effect as of the time the exchange agent receives the foreign currency from a subscriber. A subscriber does not need to have an account at the exchange agent to effect the exchange. The number of shares purchased will be calculated by dividing the U.S. dollar equivalent amount by $20.00 per share, rounded down to the nearest number of whole shares. After foreign currency is converted into U.S. dollars, the funds are deposited in the Masterworks account at the exchange agent and we will periodically deposit such funds in a segregated bank account pending the closing or termination of the offering.

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  Transfer Agent and Registrar

  We intend to engage Computershare Trust Company, N.A. (“Transfer Agent”) to be the transfer agent and registrar for the shares and will be subject to the agreed upon fee schedule.

  The Transfer Agent’s address is at 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (877) 373-6374.

  Our Manager will pay the Transfer Agent an ongoing account management fee per month in accordance with the fee schedule depending on the number of holder accounts as set forth below to cover the administration of services set forth on that certain Fee and Service Schedule among Computershare Inc., Computershare Trust Company, N.A. and us:

Up to 250 holder accounts	$208.33 per month
From 251 to 1000 holder accounts	$350.00 per month
From 1,001 to 5000 holder accounts (annual fee/monthly billing)	$3.50 per account
From 5,001 to 15,000 holder accounts (annual fee/monthly billing)	$3.25 per account
From 15,001 to 25,000 holder accounts (annual fee/monthly billing)	$3.00 per account

  Book-Entry Records of Shares

  Ownership of the shares will be represented in “book-entry” only form and shall be recorded by the Transfer Agent and that no physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest, with a footer referencing the Transfer Agent.

  We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We do not supervise the systems of the Transfer Agent.

  Ethereum Blockchain

  We use ERC20 tokens from the Ethereum blockchain to track ownership of our shares in a public ledger. “Ethereum blockchain” refers to distributed ledger technology. Ethereum is an open-source, public, blockchain-based distributed computing platform and operating system featuring smart contract (scripting) functionality. Ether can be transferred between accounts and used to compensate participant mining nodes for computations performed. Ownership of our shares will also be reflected in a private database maintained by Computershare, which we intend to engage as our transfer agent. All transfers of our shares must be approved by us, and therefore investors will not be able to transfer shares without our knowledge and prior consent. We and or the transfer agent will maintain control over all transactions that occur over the Ethereum blockchain with respect to tokens used to track and record ownership of our shares. This is necessary to comply with applicable federal and state securities laws in the United States, as well as international securities laws. The current status of whether Ether should be treated as a security is unsettled in the United States and in other countries. We believe that blockchain technologies, such as Ethereum, have potential advantages over the traditional securities transfer and settlement regime for creating liquidity in the global capital markets and enabling a more direct relationship between issuers and their investors. In the event the legal status of Ether is clarified in a positive manner by lawmakers and or regulatory authorities in the United States, we may seek to accept payment for an investment in Ether.

  Investment Amount Limitations

  Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

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  As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares ; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

  Offering Period and Expiration Date

  We will commence the sale of the shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the SEC. We expect the offering will close 180 days from commencement of the offering or such earlier date on which all of the shares are sold, though we may elect to close in advance of such date or extend the offering beyond such date in our discretion.

  Testing the Waters

  We plan to use the Masterworks Platform website at https://masterworks.io/ to provide notification of this anticipated offering. Prior to the qualification of the offering by the SEC, if you desire information about this anticipated offering, you would go to the Masterworks Platform website. The Masterworks Platform website is planned to contain publicly available information regarding prior auction sales of art created by Andy Warhol. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

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  Procedures for Subscribing

  After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any shares in this offering, you should:

  Go to the Masterworks Platform website at https://masterworks.io/, and follow the links and procedures described on the website to invest.

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds by Bitcoin, foreign currency, ACH or wire transfer for the amount set forth in the Subscription Agreement directly to the specified segregated non-interest-bearing bank account maintained by us.

  The website will direct interested investors to receive (upon their acknowledgement that they have had the opportunity to review this offering circular), review, execute and deliver subscription agreements electronically.

  Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

  All funds received from investors in this offering will be held non-interest bearing segregated bank account held by us. The funds in the account will be released to us only after we close the offering on the closing date. We intend to complete one closing on the closing date and until that time, the proceeds for the offering will be kept in the segregated bank account. At the closing, the proceeds will be distributed to us and the associated shares will be issued to the investors in this offering. If there is no closing or if funds remain in the account upon termination of this offering without any corresponding closing, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest. Further, for those investors who pay in Bitcoin or foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a Bitcoin or foreign currency subscription is received, and then deposit such funds in the account. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the offering, such funds will be returned in the form of U.S. dollars unless a subscriber elects to have such refund in the same form of currency or Bitcoin as the subscription was made, in which case we will use a third-party service to convert such U.S. dollars back to Bitcoin or such foreign currency prior to refunding such subscription.

  You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares for your own account and that your rights and responsibilities regarding your shares will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering circular. Purchasers of our shares in this offering and subsequent purchasers will be deemed to become party to our operating agreement, a form of which is filed as Exhibit 2.2 hereto.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the non-interest bearing segregated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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  Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

  NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

  In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

  Non-U.S. investors may participate in the offering by depositing their funds in the non-interest-bearing account. Any such funds that are received shall be held on deposit until the applicable closing of the offering or returned if the offering fails to close.

  Selling Restrictions

  Notice to prospective investors in Canada

  The offering of the shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

  Any resale of the shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

  Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

  Notice to prospective investors in the European Economic Area

  In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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  Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

  We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

  This offering circular has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

  For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

  Notice to prospective investors in the United Kingdom

  In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

  Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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  Notice to Prospective Investors in Switzerland

  The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

  Neither this document nor any other offering or marketing material relating to this offering, our company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

  Notice to Prospective Investors in the Dubai International Financial Centre

  This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

  Notice to Prospective Investors in Australia

  No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

  Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

  The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

  This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Notice to prospective investors in China

  This offering circular does not constitute a public offer of the shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

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  Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

  Notice to Prospective Investors in Hong Kong

  The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Notice to Prospective Investors in Japan

  The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Notice to Prospective Investors in Singapore

  This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b) where no consideration is or will be given for the transfer;

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  (c) where the transfer is by operation of law;

  (d) as specified in Section 276(7) of the SFA; or

  (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

  USE OF PROCEEDS TO ISSUER

  We will use the net proceeds of this offering for the following purposes in the following order. We expect to receive gross proceeds from this offering of up to $1,815,000. The Manager will pay all expenses of the offering, including fees and expenses associated with qualification of the offering under Regulation A. Therefore, the gross proceeds from this offering will equal the net proceeds from this offering. The net proceeds will be paid to Masterworks Gallery together with any remaining unsold shares, if any, for us to acquire the Painting from Masterworks Gallery.

  DESCRIPTION OF BUSINESS

  Overview

  We were formed as a Delaware limited liability company on March 28, 2018, by Masterworks in order to acquire the Painting. We are a manager-managed limited liability company. Upon our formation, Masterworks was issued 16,015 shares representing 100% of our membership interests. Masterworks Gallery adopted our operating agreement which appointed the Manager to serve as our Manager.

  The Painting was purchased by an agent of Masterworks at a public auction held by Philips in November of 2017, for $1,815,000. We are offering up to 90,750 shares for aggregate consideration of up to $1,815,000. All cash proceeds from the offering are planned to be paid to Masterworks Gallery together with any remaining unsold shares, if any, to purchase the Painting. We do not expect to generate any revenues or cash flow unless and until the Painting is sold and no profits will be realized by investors unless the Painting is sold for more than we acquired it for and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Painting, or the investors are able sell their shares on a trading platform approved by us for a price higher than they purchased them for. We will be 100% reliant on the Manager to maintain the Painting and administer its business.

  Pursuant to an administrative services agreement between Masterworks and us to be entered into prior to the completion of the offering, it is planned that Masterworks will manage all of our administrative services and will maintain the Painting, in exchange for the issuance of new shares to Masterworks at a rate of 1% of the total shares outstanding per annum. Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Painting or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Manager or payments made by the Manager in connection with litigation or major transactions will be reimbursed upon the sale of the Painting or us, as applicable. For more information regarding the administrative services agreement, see “Related Party Transactions.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting in a manner designed to enhance its provenance and increase its exposure and its value.

  About the Art Market

  Overview

  Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Although we believe that available data can be useful to gain a general perspective on the rough size and scope of the industry, and to identify broader trends, data with respect to any particular period or market segment is highly variable and subjective. Accordingly, you should not place undue reliance on any data or general information related to the art market.

38

  Primary Sources of Data

  There are currently three primary sources of publicly available data on the art market:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publish the Art Market Report, which we refer to as the Art Basel Report, annually in March.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, publish the Art and Finance Report annually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

  Summary

  The global art market is influenced over time by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. The global art market is large, but it’s exact size is unknown and statistical data is inconsistent. Much of the inconsistency relates to differing estimates of the size of the private and gallery market which is based on survey data, but there is also significant disparity in reported auction market sales. According to the 2018 Art Basel Report, global art sales were $63.7 billion in 2017, up 12% from 2016. According to the Art Basel Report, estimated global sales have generally been between $54 billion and $68 billion over the past decade, except during 2009 when sales declined to approximately $40 billion, which has believed to have been caused by the global financial crises.

  The high-end fine art market, consisting of works valued at over $1 million, is dominated by a small group of ultra-high-net-worth private collectors and institutions, and the group narrows sharply at the top of the high-end market, commonly regarded as works valued at over $10 million.

  According to a worldwide survey conducted by AXA Art Insurance in 2014, the art market is driven by purchasers who are typically male, middle-aged and highly educated. The AXA survey identified four subcategories of art buyers:

●	Aficionados (37% of those surveyed). Aficionados immerse themselves in collecting as a passion. They typically cite passion, opportunity for self-expression and social relationships as the reasons they collect. Approximately 86% of this group primarily collect contemporary art and 79% of their acquisitions occur at art galleries.

●	Traditionalists (16% of those surveyed). Traditionalists continue a family tradition of collecting. These collectors are typically experienced, having collected for over 20 years and are motivated by preserving and promoting cultural values and owning beautiful things.

●	Investors (24% of those surveyed). Investors regard art as part of their overall portfolio, with emphasis on value maintenance and appreciation. Investors are typically less experienced collectors and purchase at auctions as often as at galleries.

●	Other (23% of those surveyed). A significant portion of the respondents do not fit neatly into the other categories.

39

  According to Deloitte/ArtTactic survey results in 2017, 86% of collectors buy art for emotional reasons, but also focus on investment and 54% of wealth managers view art as a means to safeguard value, which is the highest percentage since the survey began in 2011. Deloitte/ArtTactic also reported in 2017 that 44% of wealth managers are increasing focus and resources on art and wealth management services, which is the highest percentage since the survey began in 2011 and up from 38% in the prior year.

  The art market is classified into several major collecting categories, including the following:

●	Postwar and contemporary,
●	Modern and impressionist,
●	Chinese and Asian, and
●	Old Masters.

  According to the 2018 Art Basel Report, the postwar and contemporary category, which is generally deemed to represent works created from 1945 through the present day, is the largest category in terms of total dollar value of transactions, representing 46% of global sales in 2017, followed by the modern and impressionist category with 27% of sales in 2017. The 2014 AXA survey found that 82% of respondents collect contemporary art.

  Art sales are increasingly highly concentrated among a small group of top selling artists, a trend that started in 2007 and has continued. According to Artnet, despite auction houses selling works by thousands of artists, only 25 artists were responsible for 37% and 46% of all postwar and contemporary art auction sales during 2016 and the first six months of 2017, respectively. During the first six months of 2017, the top 25 artists accounted for $1.2 billion of the $2.7 billion total generated by all auction sales in this category worldwide. Rankings among the top ten artists for the six months ended June 30, 2017 in the postwar and contemporary category were as follows:

		Total Sales
Ranking	Artist	(In millions)
1	Jean-Michel Basquiat	$242
2	Andy Warhol	$123
3	Roy Lichenstein	$84
4	Gerhard Richter	$81
5	Cy Twombly	$74
6	Francis Bacon	$52
7	Peter Doig	$47
8	Cui Ruzhuo	$46
9	Yayoi Kusama	$43
10	Rudolf Stingel	$41

  Art Appraisals, Valuation, and Auction Estimates

40

  Valuation of artwork is more of an art than a science. There is no efficient market that determines the price of a painting and there is no standardized art valuation methodology. The fair value of art is usually based on a qualitative assessment by expert appraisers using relative valuation techniques. Art is valued by analyzing the comparative prices of similar works, aspects of the specific work, supply and demand factors and subjective perceptions of value. As an example of the inconsistency in valuations and appraisals, the Internal Revenue Service (“IRS”) published a report in 2015 highlighting the changes in valuation of professionally appraised artwork recommended by its art advisory panel of experts in 2015. In 2015, the IRS panel reviewed 446 items with an aggregated taxpayer valuation of $649 million, of which the panel recommended accepting the valuation of 156 items, or 35% and adjusted the valuation of 290 items, or 65% of the appraisals it reviewed. An artist’s reputation is developed through a combination of factors, including:

●	condition
●	gallery exhibitions,
●	patronage,
●	critical endorsement,
●	museum exhibitions,
●	museum acquisitions,
●	awards,
●	auction prices, and
●	carefully monitored supply by a sponsoring gallery.

  There is tremendous variability in the market value of individual pieces by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

  Auction houses may attempt to estimate the value of a painting, but those estimates may not be “arm’s length” and are often negotiated with the selling party.  Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

  Private and Gallery Sales

  According to the Art Basel Report, the relative size of the private and gallery market as compared to the auction market tends to shift based on the level of overall optimism in the market which tends to favor auction sales. For example, in 2017, auction sales accounted for 53% of total sales by dollar volume, as compared to approximately 43% in 2016. Auction houses are also increasingly participating in the private market, brokering non-auction sales transactions estimated at over $2 billion in 2016 according to TEFAF.

  The private and gallery sales market is characterized by its opacity. Galleries and other intermediaries that sell high end art have extensive relationships with artists and others in the art market and are often committed to long term objectives, such as enhancing the reputation of an artist they represent or the value of a collection they hold. Accordingly, galleries can be highly selective in determining which collectors to sell to, preferring those that are likely to hold the work for a long period of time and or enhance the provenance of a piece. Most private and gallery sales are confidential. Galleries are typically willing to hold inventory for long periods and generally offer works at posted prices, though discounts are not uncommon. Sellers determine pricing in a gallery sales model.

  Auction Sales

  Most art auctions sales occur in the United States, the United Kingdom and China, which collectively accounted for more than 68% of global sales in 2017, with the United States leading the world with 35% of global auction sales, followed by China at 33% and the United Kingdom at 16%.

41

  The auction market is relatively transparent and more democratic than the gallery market in the sense that anyone willing to pay top dollar can acquire a piece, subject only to compliance with applicable laws. Auction sales occur at fixed time and are a matter of public record. Buyers determine the price of a piece in an auction sale, though the seller typically sets a reserve floor price at which they would be unwilling to sell below. Estimated sales prices at auctions are set by the auction house, with seller’s input, based on a variety of factors, including prior sales, market factors supply considerations and the reserve price floor. Auction estimates are often inaccurate and should not be viewed as proxies for determining market value. The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a seller or the price paid by a buyer. In addition to the hammer price, a successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on sale that ranges from between 14% and 25%% of the hammer price. The economics received by a seller in an auction can vary widely. For works of relatively low value, sellers may be required to pay selling commissions to the auctioneer. For higher value works, sellers pay no commissions and may be entitled to receive a portion of the buyer’s premium or the amount of the purchase price. If there is a third-party guarantee on the lot, which obligates the guarantor to bid when the auction begins, the net proceeds available to a seller may also be reduced.

  Because of the public nature of auction sales, they pose certain risks for sellers.  If a work fails to sell at auction, it represents a public failure, which often makes the work much harder to sell.  The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” averages over 30%, according to Artprice, and has averaged 31% for Andy Warhol works listed during the past seventeen years.  The value of a piece of artwork is almost entirely subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to the art industry as “burning” the work.  A 2008 study by Beggs and Graddy determined that paintings that fail to sell at auction yield 30% less than other paintings.

  A practice has emerged in the auction market to obtain guarantees or irrevocable pre-auction bids. These irrevocable pre-auction bids, which may be provided by the auctioneer or an unaffiliated third-party, effectively guaranty that the auction will be successful, and the work will sell within the estimated price range. The downside of obtaining irrevocable pre-auction bids from a seller’s perspective is that if the work sells in the auction at a price above the pre-auction bid, the party providing the pre-auction bid will be entitled to receive a portion of the selling price above the pre-auction bid price and the seller will receive less net proceeds from the sale than would have otherwise been the case had the seller not solicited the pre-auction irrevocable bid. The economic terms of irrevocable pre-auction bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

  Auction sales between the largest auction houses, Sotheby’s and Christies, were approximately $12.1 billion in 2017. According to the 2018 Art Basel Report, the United States accounted for 35% of global auction sales in 2017, followed by China at 33% and the United Kingdom at 16%. ’

  Pop Art

  Pop Art is an art movement that emerged in Britain and the United States during the mid- to late-1950s. The movement includes imagery from popular and mass culture, such as advertising, cinema and mundane cultural objects. One of its aims is to use images of popular culture in art, emphasizing the banal or kitschy elements of any culture, most often through the use of irony. It is also associated with the artists’ use of mechanical means of reproduction or rendering techniques. In Pop Art, material is sometimes visually removed from its known context, isolated, or combined with unrelated material.

  Andy Warhol

  Andy Warhol is among the most widely known and best-selling American pop artists. It is estimated that Warhol produced about 10,000 works between 1961, when he gave up graphic design until his death in 1987. The exact number is unknown, though the Warhol Foundation for the Visual Arts is in the process of cataloguing his work. Approximately 200 Andy Warhol paintings are auctioned each year on average. Andy Warhol works sold at auction were $369 million in 2013, $569 million in 2014, $526 million in 2015 and $163 million in 2016. Based on auction sales, Warhol was ranked the highest grossing artist in 2014, the second highest grossing artist in 2015 and the eighth highest grossing artist in 2016. The highest auction prices paid for Andy Warhol paintings were:

●	Turquoise Marilyn, which sold for $80 million in May 2007,
●	Eight Elvises, which sold for $104.5 million in October 2008, and
●	Silver Car Crash (Double Disaster), which sold for $104.5 million in November 2013.

42

  According to an Artnet report published in 2017, Andy Warhol is the second highest selling artist over the 17 years ended prior to the publication of the report, with $4.9 billion of total sales, behind only Pablo Picasso whose works sold for more than $6.2 billion over the same period.

  The Andy Warhol museum in his hometown of Pittsburgh, Pennsylvania, with 88,000 square feet on seven floors, is the largest museum in North America dedicated to a single artist. The museum features 900 paintings and a variety of other works. The Warhol Foundation, which oversees authentication and commercial exploitation of Warhol’s work is thought to own the largest collection of Warhol paintings. It is also widely believed that the Mugrabi family owns the largest collection of Andy Warhol paintings in private hands, estimated to potentially include more than 1,000 Andy Warhol paintings. Many art industry participants believe that the Mugrabi family has been largely responsible for the popularity and pricing of Andy Warhol’s work and they have purchased large numbers of Warhol paintings at auction during the past twenty years to keep prices up.

  Auction Information

  The following information about Andy Warhol, the Painting and catalogue essay describing the Painting was included in the Philips auction notes for the 20th Century & Contemporary Art Evening Sale held on November 16, 2017 at which the Painting was purchased by an agent of Masterworks. Additional materials relating to the purchase of the Painting in the Phillips auction, including a Condition Report, are included as an attachment to the Form of Purchase Agreement filed herewith as Exhibit 6.1.

  The pre-sale auction estimate was $1,500,000 to $2,000,000.

  The Artist

  Andy Warhol, born Andrew Warhola; August 6, 1928 – February 22, 1987) was an American artist, director and producer who was a leading figure in the visual art movement known as pop art. His works explore the relationship between artistic expression, celebrity culture, and advertising that flourished by the 1960s, and span a variety of media, including painting, silkscreening, photography, film, and sculpture. Some of his best-known works include the silkscreen paintings Campbell’s Soup Cans (1962) and Marilyn Diptych (1962), the experimental film Chelsea Girls (1966), and the multimedia events known as the Exploding Plastic Inevitable (1966–67).

  Born and raised in Pittsburgh, Warhol initially pursued a successful career as a commercial illustrator. After exhibiting his work in several galleries in the late 1950s, he began to receive recognition as an influential and controversial artist. His New York studio, The Factory, became a well-known gathering place that brought together distinguished intellectuals, drag queens, playwrights, Bohemian street people, Hollywood celebrities, and wealthy patrons. He promoted a collection of personalities known as Warhol superstars, and is credited with coining the widely used expression “15 minutes of fame.” In the late 1960s, he managed and produced the experimental rock band The Velvet Underground and founded Interview magazine. He authored numerous books, including The Philosophy of Andy Warhol and Popism: The Warhol Sixties. He lived openly as a gay man before the gay liberation movement. After gallbladder surgery, Warhol died in February 1987 at the age of 58.

  Warhol has been the subject of numerous retrospective exhibitions, books, and feature and documentary films. The Andy Warhol Museum in his native city of Pittsburgh, which holds an extensive permanent collection of art and archives, is the largest museum in the United States dedicated to a single artist. Many of his creations are very collectible and highly valuable. The highest price ever paid for a Warhol painting is US$105 million for a 1963 canvas titled Silver Car Crash (Double Disaster); his works include some of the most expensive paintings ever sold. A 2009 article in The Economist described Warhol as the “bellwether of the art market.”

43

  The Painting

  Provennce.

  Bruno Bischofberger Gallery, Zurich

  Douglas S. Cramer, Los Angeles (acquired from the above in 1984).

44

  Catalogue Essay.

  At once utterly familiar and hauntingly subversive, 1 Colored Marilyn from Andy Warhol’s Reversals series marks the artist’s celebrated return to one of his most enduring images. Executed in 1979, the work stands as an eloquent distillation of Warhol’s Reversals, a radical and innovative series the artist conceived that same year and continued to pursue through 1986. Here, the iconic features of Marilyn Monroe are expressed in negative, with gestural swirls of turquoise, hot pink and cadmium red, coalescing under the inky depths of a strong black screen with palpable intensity. The Reversals series was conceived on the suggestion of Warhol’s dealer Bruno Bischofberger, and was envisaged as a revisiting of some of the most iconic images from his illustrious career. A selection of the resulting works was shown in Europe at the Galerie Bischofberger, Zurich, Galerie Daniel Templon, Paris and the Museum Moderne Kunst, Vienna, from 1980. It was in reference to this European debut that then art critic Charles Stuckey lauded the series, calling the works “important new paintings…both old and new, epic and banal” (Charles Stuckey, “Warhol: Backwards and Forwards”, Flash Art, no. 101, January–February 1981, p. 10). The eminent collector of 20th century American art, Doug S. Cramer acquired 1 Colored Marilyn in 1984 and it has been held in his prestigious collection since.

  Perhaps no other protagonist in Warhol’s prolific career received such sustained, fervent attention as that of Marilyn Monroe. From his original ground-breaking series of paintings in 1962 based on a publicity shot from the 1953 film Niagara to the present series conceived nearly two decades later, Warhol cropped, colored, re-screened, repeated and replicated his muse in almost endless permutations. Indeed in many ways, Warhol and Marilyn have become two sides of a single coin. His singular representation of Marilyn has arguably come to surpass all other pop culture images of the actress, perhaps second only to the iconic scene from The Seven Year Itch, 1955. By the same token, she has also become a touchstone of sorts for some of the most pervasive conceptual interrogations in his own practice, namely those of glamor, beauty and death.

  Of all the imagery from the Reversals series, the Marilyns are widely considered the most successful for their ability to create a lasting impression through their haunting intensity. The series brought together iconography from his own pantheon of such well-known subjects as his Flowers, Maos and Marilyns. With the plunder from his own visual lexicon, Warhol reversed the images of his earlier paintings resulting in “negatives” of sorts that played on ideas of photographic appropriation and the duration of his own art historical legacy. For this reason, the Reversals have a fascinating resonance, ultimately elevating his own oeuvre through the merging of old and new. As David Bourdon espoused, “Warhol’s Reversals recapitulate his portraits of famous faces... but with the tonal values reversed. As if the spectator were looking at photographic negatives, highlighted faces have gone dark while former shadows now rush forward in electric hues. Sometimes this results in extravagantly melodramatic images. The reversed Marilyns, especially, have a lurid, otherworldly glow, as if illuminated by internal footlights” (David Bourdon, Warhol, New York, 1989, p. 378).

  Through the inverted composition put forward in 1 Colored Marilyn, Warhol takes his iconic image and materializes it into something akin to a photographic negative. In so doing, Warhol creates intriguing parallels between the re-imaging of his own work, as well as that of Monroe in visual culture. As in a photographic negative, features that were once highlighted are now voided expanses of negative space. By inverting the tonalities of light and shadow, the profile in 1 Colored Marilyn manifests in a kaleidoscope of color, pulsating with vitality. In a fortuitous alignment of chance, the gestural swathes of day-glo colors emerge from the lustrous black screen in such a way as to imply a face seen in chiaroscuro. And yet that very gesturality is what imbues the work with an overarching sense of abstraction, a theme that was currently preoccupying the artist in his Shadows series, 1978-1979. Indeed, this gestural handling of paint marked a turning point in the artist’s oeuvre and finds perhaps its earliest precedent in Warhol’s large-scale Mao paintings from 1973. Warhol embarked on this series after nearly a decade away from painting, having “retired” from the practice in 1965 to focus on his films. Unlike works from his earlier practice, Warhol rendered his Maos in a more painterly style, freely brushing a somewhat expressionist background of colors before silkscreening the image. Warhol’s explorations into the possibilities of paint culminated in this reconciliation of his more manufactured Pop handling of medium from the 1960s with this more painterly style reaffirmed in his Reversals.

  By revisiting the subject-matter that both defined his own practice and an art movement at large, Warhol’s Reversals traverse the trajectory of his own career, refreshing his oeuvre for a new generation and providing a post-modern reinterpretation of his own art. By mining his own canon of imagery, Warhol’s Reversals became powerfully self-referential, “trademarking” his own lexicon in a move that would anoint him as a leading practitioner of the post-modern aesthetic. With this series, Warhol simultaneously extends his legacy and subverts it, and in doing so, brings his oeuvre one step closer to the Conceptual art practices that had been developing contemporaneously with his own practice through the 1960s and into the 1970s. The Reversals draw intriguing parallels with Marcel Duchamp and his appropriation of existing, readymade objects to become elevated to artworks in their own right. However, Warhol takes this notion one step further, classifying his own art as readymades, existing in in a space independent from his own place as artist. This concept also points toward the pursuits of a contemporaneous generation of appropriation artists working at the time such as the Pictures Generation.

  As David Bourdon espoused, “By ransacking his own past to produce the Reversal and Retrospectives, Warhol revealed himself to be one of the shrewdest of the new wave of post-modernists. While modernism has been an ideal that survived throughout most of the 1960s, continuing its self-conscious search for new forms of expression, post-modernism, which gained currency in the ‘pluralist’ 1970s, reflected an ironic attitude toward all aesthetic camps and displayed an indifference to traditional hierarchies of ‘high’ and ‘low’ art” (David Bourdon, Warhol, New York, 1989, p. 380). From appropriation to re-appropriation, the Reversals draw to a poignant conclusion to Warhol’s oeuvre, ending it where it began. In 1 Colored Marilyn, Warhol creates the ultimate self-reflexive gesture—an homage to himself and his first Marilyns—and in doing so, cements his place as one of the forefathers of post-modernity.

45

  History of Prior Sales.

46

47

MULTICOLORED MARILYN

Christie's London
Contemporary Art
May 23, 1996 [Lot 00091]

Estimate $37,832 - $52,966 USD
Sold for $73,849 USD

Acrylic, 1979-1986
18.1 x 13.8 in. | 46 x 35 cm.

MARILYN

Sotheby's London
Contemporary Art
October 23, 1997 [Lot 00127]

Estimate $48,947 - $65,263 USD
Sold for $85,005 USD

Acrylic on Canvas, 1979-1986
18.3 x 13.8 in. | 46.5 x 35 cm.

MULTICOLORED MARILYN

Sotheby's New York
Contemporary Art, Part II (Sale 7053)
November 20, 1997 [Lot 00322]

Estimate $60,000 - $80,000 USD
Sold for $68,500 USD

Silkscreen on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.6 cm.

MULTICOLORED MARILYN

Sotheby's New York
Contemporary Art, Part II
May 15, 1998 [Lot 00160]

Estimate $80,000 - $100,000 USD
Sold for $211,500 USD

Silkscreen on Canvas, 1979-1986
18.1 x 14 in. | 46 x 35.6 cm.

MARILYN

Sotheby's London
Contemporary Art
March 25, 1999 [Lot 00092]

Estimate $114,192 - $146,818 USD
Sold for $128,058 USD

Silkscreen on Canvas, 1979-1986
18 x 14 in. | 45.7 x 35.6 cm.

MULTICOLORED MARILYN

Sotheby's New York
Contemporary Art, Part II
May 19, 1999 [Lot 00304]

Estimate $125,000 - $175,000 USD
Sold for $167,500 USD

Silkscreen on Canvas, 1986
20 x 16 in. | 50.8 x 40.6 cm.

MARILYN

Christie's New York
Twentieth Century Art (Day Sale)
May 10, 2000 [Lot 00720]

Estimate $100,000 - $150,000 USD
Sold for $121,500 USD

Silkscreen on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.7 cm.

MULTICOLORED MARILYN

Sotheby's New York
Contemporary Art, Part II
May 18, 2000 [Lot 00324]

Estimate $125,000 - $175,000 USD
Sold for $192,750 USD

Silkscreen on Canvas, 1979-1986
18.1 x 13.7 in. | 46 x 34.9 cm.

MARILYN

Christie's London
Twentieth Century Art (Day Sale)
June 29, 2000 [Lot 00423]

Estimate $104,994 - $134,993 USD
Sold for $140,917 USD

Silkscreen on Canvas, 1986
20.1 x 16 in. | 51 x 40.6 cm.

ONE MULTICOLORED MARILYN

Christie's New York
Post-war (Day Sale)
November 16, 2000 [Lot 00225]

Estimate $100,000 - $150,000 USD
Sold for $127,000 USD

Polymer Paint, 1979-1986
18.3 x 13.7 in. | 46.4 x 34.9 cm.

MARILYN

Sotheby's London
Contemporary Art, Part II
February 8, 2001 [Lot 00221]

Estimate $72,928 - $102,100 USD
Sold for $109,393 USD

Silkscreen on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.7 cm.

ONE MULTICOLORED MARILYN

Cornette de Saint-Cyr
Cornette de Saint-Cyr
March 25, 2001 [Lot 00069]

Estimate $136,236 - $163,483 USD
Sold for $163,483 USD

Silkscreen on Canvas, 1979
18.3 x 13.8 in. | 46.5 x 35 cm.

48

ONE BLACK ON BLACK MARILYN (REVERSAL)

Cornette de Saint-Cyr Paris
Cornette de Saint-Cyr
October 13, 2001 [Lot 00065]

Estimate $1,000,000 - $1,200,000 USD
BOUGHT IN

Silkscreen on Canvas, 1979-1986
18 x 14 in. | 45.7 x 35.5 cm.

MARILYN (REVERSAL SERIES)

Sotheby's London
Contemporary Art (Evening Sale)
February 6, 2003 [Lot 00041]

Estimate $131,839 - $197,758 USD
Sold for $489,123 USD

Acrylic on Canvas, 1979-1986
18.3 x 13.8 in. | 46.5 x 35 cm.

MARILYN (REVERSAL)

Phillips New York
Phillips New York: May 15, 2003
May 15, 2003 [Lot 00030]

Estimate $180,000 - $250,000 USD
Sold for $218,500 USD

Acrylic on Canvas, 1979-1986
18 x 14 in. | 45.7 x 35.6 cm.

PINK MARILYN (REVERSAL)

Christie's New York
Christie's New York: May 12, 2004
May 12, 2004 [Lot 00195]

Estimate $200,000 - $300,000 USD
Sold for $276,300 USD

Polymer Paint, 1986
18 x 14 in. | 45.7 x 35.6 cm.

ONE MULTICOLORED MARILYN

Christie's London
Post-war and Contemporary (Day Sale)
June 25, 2004 [Lot 00202]

Estimate $163,666 - $218,221 USD
Sold for $304,873 USD

Polymer Paint, 1979-1986
18.1 x 14.1 in. | 46 x 35.8 cm.

MARILYN (REVERSAL)

Christie's New York
Christie's New York: May 12, 2005
May 12, 2005 [Lot 00268]

Estimate $250,000 - $300,000 USD
Sold for $688,000 USD

Synthetic Polymer and Silkscreen Inks on Canvas, 1979-1986
18.3 x 14 in. | 46.4 x 35.5 cm.

MARILYN - ONE GREEN AND PINK MARILYN (REVERSAL)

Cornette de Saint-Cyr
Art Contemporain - Collection de la Fondation Veranneman et à Divers
October 8, 2005 [Lot 00129]

Estimate $424,654. - $545,984 USD
BOUGHT IN

Acrylic and Silkscreen Ink on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.6 cm.

MARILYN (REVERSAL SERIES)

Christie's New York
Christie's New York: May 10, 2006
May 10, 2006 [Lot 00189]

Estimate $400,000 - $600,000USD
Sold for $688,000 USD

Synthetic Polymer and Silkscreen Inks on Canvas, 1979
18 x 14 in. | 45.7 x 35.6 cm.

MARILYN (REVERSAL SERIES)

Christie's New York
Christie's New York: November 13, 2008
November 13, 2008 [Lot 00131]

Estimate $500,000 - $700,000 USD
Sold for $458,500 USD

Synthetic Polymer and Silkscreen Inks on Canvas, 1979-1986
18 x 14 in. | 45.7 x 35.6 cm.

ONE GREY MARILYN (REVERSAL SERIES)

Christie's New York
Christie's New York: December 16, 2008
December 16, 2008 [Lot 00067]

Estimate $400,000 - $600,000 USD
Sold for $290,500 USD

Synthetic Polymer and Silkscreen Inks on Canvas, 1986
18 x 13.9 in. | 45.6 x 35.4 cm.

MARILYN (REVERSAL SERIES)

Christie's New York
Christie's New York: November 11, 2010
November 11, 2010 [Lot 00141]

Estimate $400,000 - $600,000 USD
Sold for $962,500 USD

Synthetic Polymer and Silkscreen Inks on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.6 cm.

MARILYN (REVERSAL SERIES)

Sotheby's London
Sotheby's London: October 13, 2011
October 13, 2011 [Lot 00041]

Estimate $629,227 - $943,841 USD
Sold for $738,162 USD

Acrylic and Silkscreen Ink on Canvas, 1979-1986
20 x 16 in. | 50.8 x 40.7 cm.

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  Administrative Services

  There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, it is planned that the Manager will manage all administrative services relating to our business and custodial services relating to the maintenance of the Painting. The Manager will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Painting in exchange for the issuance of shares to the Manager at a rate of 1% of the total shares outstanding per annum. Any extraordinary or non-routine services, if any, will be managed and paid for by the Manager, but such extraordinary costs will be reimbursed upon the sale of the Painting or a sale of our company, as applicable.

  Ordinary and necessary administrative and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees;
●	Other fees associated with the offering; and
●	Accounting.

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  Extraordinary or non-routine costs for which the Manager shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration, including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction; and
●	Costs and taxes, if any, associated with selling the Painting.

  Our Inter-Company Agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Manager and our affiliates may differ from the best interest of holders of the shares.

  Conflicts of Interest include but are not limited to the following:

●	Masterworks Brokerage intends to register to become a broker-dealer and a member of FINRA to enable it to operate a trading platform so it can earn transactional fees for trading the shares. The operation of a trading market in the shares will create conflicts of interest. If such trading activities generate trading profits, our affiliates will be incentivized not to sell the Painting and liquidate us, even in situations in which a sale of the Painting is in the best interest of holders of the shares.

●	Our affiliate, the Manager will provide administrative services to us and will maintain the Painting, in exchange for the issuance of new shares of our company to Masterworks at a rate of 1% of the total shares outstanding per annum and our affiliate, Masterworks Brokerage, may earn trading revenues from trading of the shares, while investors presumably seek capital appreciation in the value of their shares and potentially a cash payout upon sale of the Painting and our dissolution. Therefore, the interests of the Manager and the other affiliates may differ significantly from those of investors in the offering and subsequent holders of the shares. As a result, we cannot assure investors that the Manager will execute a discretionary sale of the Painting at a time that is in the best interests of holders of the shares.

●	Neither the Manager, or its members, will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Manager to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Manager and us or actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Manager which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the individual responsible for funding Masterworks.io , is an art collector and is able to control the activities of all of the Masterworks entities, as well as us. Mr. Lynn is also the Chief Executive Officer of our Manager and a member of the Board of Managers of our Manager. Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks collection, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

  Selling the Painting

  Our intention is to own the Painting for an extended and indefinite period, although we may sell the Painting at any time due to certain circumstances. The Manager will have the ability, in its sole and absolute discretion, to sell the Painting at a public auction and liquidate us if:

○	we are required to register the shares under the Exchange Act of 1934,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,

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○	an active trading market fails to develop within twelve (12) of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  In addition, any person can make an offer to purchase the Painting at any point in time. If such offer constitutes a “Bona Fide Offer” as defined in our operating agreement, the Manager will submit such offer to a vote of our shareholders and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks, vote in favor of a sale in response to such Bona Fide Offer, we will accept the Bona Fide Offer and sell the Painting.

  Further, if at any time we or Masterworks decide to sell the Painting in a private sale transaction (i.e., non-auction sale), we must submit such proposed sale to a vote of our shareholders, and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks, vote in favor of a sale, the Manager can then effectuate the private sale.

  Following a sale of the Painting, we will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable sales commissions, income taxes and other transactional expenses. Following the payment of all of such expenses, we will be liquidated, and the remaining net proceeds will be distributed to the holders of record of the shares.

  Competition

  At the time we attempt to sell the Painting, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

  Government Regulation

  Art Market Regulation

  Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York's Arts and Cultural Affairs Law and California's Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States' accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries' cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

  Patriot Act

  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

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  ORGANIZATIONAL STRUCTURE

  The diagram below depicts our organizational structure after this offering assuming all shares are sold:

  We were formed as a Delaware limited liability company on March 28, 2018 by Masterworks in order to acquire the Painting. We are a manager-managed limited liability company. The shares to be sold in this offering, when issued, will represent 85% of the economic interests in us and have no voting rights other than certain approval rights in connection with the sale of the Painting as further described in this offering circular and voting on any amendments to our operating agreement and administrative services agreement and other certain rights pursuant to our operating agreement.

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  The Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager will not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading among holders of the shares, or
○	the Manager notifies us of its intent to withdraw.

  EMPLOYEES

  As of April 16, 2018, we had no full-time employees and no part-time employees. All of our operations are managed by our Manager.

  LEGAL PROCEEDINGS

  There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in a litigation, in which case we will be wholly reliant on the Manager to address such litigation as necessary. If the Manager settles a case or receives and adverse judgment, the Manager will have the right to auction the Painting and any legal costs, settlement or judgement paid by the Manager would then be reimbursed upon a sale of the Painting pursuant to the terms of the administrative services agreement.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF

  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  We were formed as a Delaware limited liability company on March 28, 2018 by Masterworks to acquire the Painting. The Manager will perform all maintenance and administrative services for us in exchange for an annual issuance of shares to Masterworks at a rate of 1% of the total shares outstanding per annum. We have not conducted any operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Manager.

  Critical Accounting Policies and Estimates

  The preparation of our financial statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our consolidated financial statements.

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  Investment in Artwork

  When we acquire the Painting upon closing of the offering, it will be recorded on the balance sheet at cost, which is the purchase price we pay for the Painting from our affiliate, Masterworks Gallery. The Painting has an indefinite life. We will review the Painting for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require us to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Painting might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, we will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Painting, to its carrying value; and
●	If the amount realizable upon sale of the Painting is deemed to be less than its carrying value, we would measure an impairment charge.

  If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Painting and the estimated amount realizable upon a sale. An impairment loss would be reported as a component of income from continuing operations before income taxes in our financial statements.

  Contingent Liabilities

  We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of April 16, 2018.

  Income Taxes

  We will elect to be taxed as a “C” corporation. Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. We are subject to income taxes in the United States. Significant judgments and estimates are required in determining the income tax expense.

  Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets within the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, we begin with historical results and incorporate assumptions about the amount of future state and federal operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require significant judgment.

  As of April 16, 2018, we had no federal and state income tax assets, liabilities or expense.

  Liquidity and Capital Resources of the Manager

  We do not expect to maintain any material liquid assets and, accordingly, we will rely upon the Manager to pay for the maintenance of the Painting and the administration of our business in accordance with the administrative services agreement. The Manager will be funded with approximately $100,000 in cash or cash equivalents as of the date of qualification of this offering circular and as of the closing and will have no liabilities, commitments or obligations, other than its obligations pursuant to the administrative services agreement as of such dates. We and the Manager believe is sufficient for the Manager to perform its obligations under the administrative services agreement for at least the next 12 months. We do not believe we will need to raise any additional funds through the issuance and sale of securities in the foreseeable future, though we intend to issue additional shares to the Manager for administrative services pursuant to the administrative services agreement.

  Commitments from Affiliates to Fund Operations

  We have a written commitment from the Manager to fund our operations until we sell the Painting.

  Commitments from Affiliates to Fund Shares, Offering Costs and Expenses

  The costs associated with this offering are estimated to be $200,000 and shall be paid by the Manager rather than from the net proceeds of the offering. None of these fees, costs or expenses will be reimbursable by the Company to Manager.

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  MANAGEMENT

  Our Manager

  Our operations are managed by the Manager. The Manager performs its duties and responsibilities pursuant to our operating agreement and administrative services agreement. We were formed by Masterworks which adopted out operating agreement which elected our Manager. The Manager and its affiliates have the exclusive right and power to manage and operate our company, other than limited voting rights reserved under our operating agreement for the holders of the shares.

  Summary of Administrative Services Agreement

  We plan to enter into an administrative services agreement with the Manager prior to the closing of this offering. The following summarizes some of the key provisions of the administrative services agreement. This summary is qualified in its entirety by the administrative services agreement itself, which is included as Exhibit 6.3.

  Services to be Provided.

  Pursuant to the administrative services agreement, the Manager agreed to provide us, though itself directly or through its affiliates, with investment management, advisory, asset management, consulting and other services with respect to the Painting and our operations on the terms and conditions set forth in the administrative services agreement.

  The services to be provided by the Manager under the administrative services agreement include the following:

(i)	Painting-level services with respect to the Painting, including:

(A)	custodial and storage services for the Painting;
(B)	maintaining asset-level insurance requirements for the Painting;
(C)	managing transport for the Painting in the ordinary course of business, including the display and exhibition thereof; and
(D)	research, conservation, restoration (as deemed necessary by the Manager), framing services; and

(ii)	entity-level services, including:

(A)	oversight and management of banking activities;
(B)	management of preparation and filing of SEC and other corporate filings;
(C)	financial, accounting and bookkeeping services, including retention of an auditor for the Company;
(D)	record keeping, shareholder registrar and regulatory compliance;
(E)	providing listing services, subject to the approval of the members of our company as may be required by law;
(F)	tax reporting services;
(G)	bill payment;
(H)	selecting and negotiating insurance coverage for our company, including operational errors and omissions coverage and board members’ and officers’ coverage;
(I)	maintain our stock ledger and coordinating activities of our transfer agent, escrow agent and related parties;
(J)	software services; and

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(iii)	transactional services with respect to the Painting, including:

(A)	Legal and professional transactional services;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	obtaining appraisals and statements of condition in connection with a sale transaction relating to the Painting;
(D)	other transaction-related services and expenditures relating to the Painting;
(E)	administrative services in connection with liquidation or winding up of our company;
(F)	selection and engagement of an underwriter, placement agent and other financial intermediaries with respect to any offering of securities of our company; and
(G)	managing litigation.

  Third Parties and Exclusivity.

  Pursuant to the administrative services agreement the Manager may to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the administrative services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Manager with it being understood that the Manager shall not charge any fees in addition thereto with respect to such outsourced services.

  The obligations of the Manager to us are not exclusive. The Manager may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

  Rights of the Manager

  Pursuant to the administrative services agreement, the Manager and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Painting for the duration of the operations of our company;
(b)	display rights;
(c)	the right to lend the Painting to museums, galleries, private entities, individuals and the like.

  The Manager will display or exhibit the Painting if and when the Manager reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Painting.

  Compensation of the Manager and Reimbursement.

  There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, it is planned that the Manager will manage all administrative services relating to our business and custodial services relating to the maintenance of the Painting. The Manager will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Painting in exchange for the issuance of shares at a rate of 1% of the total shares outstanding per annum. Any extraordinary or non-routine services, if any, will be managed and paid for by the Manager, but such extraordinary costs will be reimbursed upon the sale of the Painting or a sale of our company, as applicable.

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  Ordinary and necessary administrative and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees;
●	Other fees associated with the offering; and
●	Accounting.

  Extraordinary or non-routine costs for which the Manager shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration, including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction; and
●	Costs and taxes, if any, associated with selling the Painting;

  Termination.

  The term of the administrative services agreement will terminate upon the first to occur of (i) the dissolution of our company; or (ii) our termination of the administrative services agreement on the terms set forth in the agreement.

  Under the administrative services agreement, we may terminate the agreement at any time upon a vote of our members pursuant to our operating agreement following any of the following:

  (i) the commission by the Manager or any of its executive officers of fraud, gross negligence or willful misconduct;

  (ii) the conviction of the Manager of a felony;

  (iii) a material breach by the Manager of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Manager of a notice of such breach from any member of our company (provided that if such breach is not capable of cure within 30 days, and the Manager is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Manager fails to cure such breach within 60 days after receiving notice thereof);

  (iv) a material violation by the Manager or any of its executive officers of any applicable law that has a material adverse effect on our business; or

  (v) the bankruptcy or insolvency of the Manager.

  On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Manager through to such date.

  Indemnification.

  Under the administrative services agreement we agreed to indemnify, hold harmless, protect and defend the Manager, its affiliates, any officer, board member, employee or any direct or indirect partner, member or shareholder of the Manager, any person who serves at the request of the Manager on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the administrative services agreement. The indemnification under the administrative services agreement shall not apply to any actions, suits or proceedings in which (i) one or more officers, board members, partners, members or employees of the Manager are making claims against the Manager or one or more other officers, board members, partners, members or employees of the Manager; or (ii) we are not a plaintiff, defendant or other party in such action, suit or proceeding and/or will not or could not be reasonably expected to receive any monetary benefit from the outcome of such action, suit or proceeding.

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  Amendment of Administrative Services Agreement

  Amendments to the administrative services agreement may be proposed only by or with the consent of the Manager and must be approved by a majority vote of the holders of the shares.

  Prohibited transactions under our operating agreement

  The Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  Sale of Painting

  Our intention is to own the Painting for an extended and indefinite period, although we may sell the Painting at any time due to certain circumstances. The Manager will have the ability, in its sole and absolute discretion, to sell the Painting at a public auction and liquidate our company if:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  In addition, any person can make an offer to purchase the Painting at any point in time. If such offer constitutes a “Bona Fide Offer” as defined in our operating agreement, the Manager will submit such offer to a vote of the then holders of our shares and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks, vote in favor of a sale in response to such Bona Fide Offer, we will accept the Bona Fide Offer and sell the Painting. In determining the outcome of such vote, shareholders that abstain or do not vote will effectively be treated as votes against the proposed sale.

  Further, if at any time we or Masterworks decide to sell the Painting in a private sale transaction (i.e., non-auction sale), we must submit such proposed sale to a vote of the then holders of our shares, and if holders of a majority of the shares, excluding shares beneficially owned by Masterworks, vote in favor of a sale, the Manager can then effectuate the private sale.

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  Following a sale of the Painting, we will pay or reimburse Masterworks for any expenses for which we are responsible, including applicable third-party sales commissions, income taxes and other transactional expenses. Following the payment of all of such taxes and expenses, our company will be liquidated, and the remaining net proceeds will be distributed to the then holders of record of the shares.

  Executive Officers and Members of the Board of the Manager

  As of the date of this offering circular, the executive officers and members of the Board of Managers of the Manager and their positions and offices are as follows:

Name	Age	Position
Scott W. Lynn	38	Chief Executive Officer; Board Member
Frank J. Cotroneo	59	Board Member; Independent Representative
Salvatore C. Troia	48	Chief Financial Officer; Board Member
Joshua B. Goldstein	50	General Counsel and Secretary; Board Member

  Scott W. Lynn. Mr. Lynn has served as the Chief Executive Officer and Board Member of the Manager since March 2018 and has served as the Chief Executive Officer of our affiliate Masterworks.io, LLC since January 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. In 2017, portions of Mr. Lynn’s collection were exhibited at the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. In addition to Masterworks, Mr. Lynn serves on the board of v2 ventures (which is a holding company he controls that owns Adparlor, Inc., Giant Media, Inc., Reachmobi, Inc., Amply, Inc. and Sellozo, Inc.), Payability, LLC (which he founded and is majority-owner), and the Brooklyn Rail (a non-profit publication in the art industry).

  Frank J. Cotroneo. Mr. Cotroneo has served as a Board Member and as Independent Representative on the Board of Managers of the Manager since April 2018. Mr. Cotroneo is an accomplished executive with more than 30 years of success across multiple industries. Mr. Cotroneo is currently the founder and Chief Executive Officer of Core Business Consulting, LLC, which he founded in 2004 to provide professional consulting services to both private and public companies ranging in size from start-ups to Fortune 500. From 2008 to 2009, Mr. Cotroneo was Chief Operating Officer and Chief Financial Officer of NetSpend Holdings, Inc., a provider of prepaid debit cards. From 2006 to 2007, Mr. Cotroneo was Chief Financial Officer of Acxiom Corporation, a global marketing technology and services company. Mr. Cotroneo previously served as the Senior Vice President and Chief Financial Officer of H&R Block, Inc. from 2000 to 2003. Prior to joining H&R Block, Mr. Cotroneo served in various roles with increasing levels of responsibility of Mastercard International, including serving as Vice President Regional Financial Officer Asia/Pacific based in Singapore from 1992-1996 and then as Senior Vice President and Chief Financial Officer from 1996 to 2000. Mr. Cotroneo routinely serves as board member for private companies, including serving as a member of the Board of Directors and Chairman of the Audit Committee of Adknowledge, Inc. from 2012 to 2017, a digital advertising technology company founded by our Founder and Chief Executive Officer, Scott Lynn. Mr. Cotroneo graduated from Rider University in 1981 with a BS in Accounting. He then attended Monmouth University where he graduated in 1986 with an MBA in Finance. He received his certification in Corporate Financial Strategy in Global Markets Programme at INSEAD, France in 1994, and most recently he received his certification from the Executive Program at the Darden School of Business at the University of Virginia in 1997.

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  Salvatore C. Troia. Mr. Troia has served as the Chief Financial Officer and a Board Member of the Manager since April 2018. Mr. Troia is a CPA with proven cross-functional accounting, audit and operational experience. He is proficient in managing a full spectrum of accounting and finance functions including; strategic planning, product accounting, financial controls, risk management, taxation, capital raising and IPO management. Mr. Troia served as Senior Vice President of Finance for Garden City Group from February 2017 to March 2018. Prior to such position Mr. Troia served as the Chief Accounting Officer for Cetera Financial Group from January 2016 to February 2017 and as the Senior Vice President and Chief Accounting Officer of Aretec Group Inc. from 2013 to 2017. Mr. Troia received his Bachelor of Science in Accounting from the New York Institute of Technology in 1991.

  Joshua B. Goldstein. Mr. Goldstein has served as a Board Member and the General Counsel and Secretary of the Manager since March 2018 and has served in such capacities with our affiliate Masterworks.io, LLC since January 2018. From September 2016 through December 2017, Mr. Goldstein was a Shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP where he concentrated on corporate finance, corporate securities and mergers and acquisitions for approximately 14 years. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law.

  Limited Liability and Indemnification of the Manager and Others

  Our operating agreement limits the liability of the Manager and its affiliates, any members of our company, any person who is an officer of our company and any person who serves at the request of the Manager on behalf of us as an officer, board member, partner, member, stockholder or employee of such person. None of the foregoing persons shall be liable to us or the Manager or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Manager, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of our company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the shares for actions taken which may negatively affect us.

  Insofar as the foregoing provisions permit indemnification of board members, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Term, Withdrawal and Removal of the Manager

  Our operating agreement provides that the Manager will serve as our Manager, for an indefinite term, but that the Manager may be removed by the members, or may choose to withdraw as manager.

  Our members may only remove the Manager for “cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding shares and in addition the consent of our founding member, Masterworks Gallery is required to be obtained in order remove the Manager. “Cause” is defined as:

●	the commission by the Manager or any of its executive officers of fraud, gross negligence or willful misconduct;
●	the conviction of the Manager or any of its executive officers of a felony;
●	a material breach by the Manager of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Manager of a notice of such breach from any member (provided that if such breach is not capable of cure within 30 days, and Manager is diligently taking steps to cure the breach, then no “Cause” event shall be deemed to have occurred unless and until the Manager fails to cure such breach within 60 days after receiving notice thereof);

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●	a material violation by the Manager or any of its executive officers of any applicable law that has a material adverse effect on our business; or
●	the bankruptcy or insolvency of the Manager.

  Unsatisfactory financial performance does not constitute “cause” under our operating agreement.

  The Manager may assign its rights under our operating agreement in its entirety or delegate certain of their duties under our operating agreement to any of their affiliates without the approval of the holders of the shares so long as the Manager remains liable for any such affiliate’s performance.

  In addition, the Manager may notify us of its intention to withdraw, provided that any such withdrawal shall not be effective until the Painting has been sold at a public auction, the net proceeds have been distributed to shareholders and our company has been dissolved. The Manager may only withdraw prior to the five-year anniversary of the closing of the offering in connection with a withdrawal by Masterworks from the business of operating the Masterworks Platform, sponsoring offerings and administering companies similar to the Company. After the five year anniversary, Masterworks can withdraw for any reason.

  In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. the Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

  Holdings of the Shares

  The cash proceeds from the offering are planned to be paid to Masterworks Gallery together with any remaining unsold shares in this offering, if any, to purchase the Painting. In other words, if not all of the 90,750 shares are sold in this offering, the remaining shares shall be issued to Masterworks Gallery as part of the payment for the Painting. Further, Masterworks will own at least 15% of the shares outstanding following the offering and may own more than 15% if the offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling shares that would decrease its ownership below 15% of the total shares outstanding prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws. Notwithstanding the forgoing, at all times Masterworks Gallery will retain at least one share, so as to retain its rights as the founder of the company.

  Masterworks Platform

  We will conduct this offering on the Masterworks Platform, which will host this offering in connection with the distribution of the shares offered pursuant to this offering circular. The Masterworks Platform is owned and operated by Masterworks.io, our sponsor. We will not pay Masterworks, the owner of the Masterworks Platform, any sales commissions or other remuneration for hosting this offering on the Masterworks Platform. The Masterworks Platform has previously hosted private and public offerings of other affiliates of Masterworks under similar arrangements.

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  License Agreement

  We will enter into a license agreement with Masterworks, effective upon the commencement of this offering, pursuant to which Masterworks will grant us a non-exclusive, royalty free license to use the name “Masterworks”. Other than with respect to this license, we will have no legal right to use the “Masterworks” name. In the event that the Manager ceases to manage us, we would be required to change our name to eliminate the use of “Masterworks”.

  Involvement in Certain Legal Proceedings

  No executive officer of the Manager, member of the board of managers of the Manager, or significant employee or control person of our company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

  MANAGEMENT COMPENSATION

  The Manager, and its affiliates will receive certain fees and expense reimbursements for services relating to this offering and the acquisition, maintenance and sale of the Painting. The items of compensation are summarized below. Neither the Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the shares.

  The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Our Manager- fees paid for services	Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, it is planned the Manager will manage all of our administrative services and will maintain the Painting, in exchange for the issuance of new shares to the Manager at a rate of 1% of the total shares outstanding per annum.	1,068 shares (or $21,360 based on the offering price per share) for the 12-month period following the closing of offering, increasing by 1% for each succeeding 12-month period.
Our Manager- Reimbursement of Extraordinary Expenses	The Manager will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Painting or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Manager in connection with litigation or major transactions will be reimbursed upon the sale of the Painting or our company, as applicable.	Actual amounts are dependent upon the amount and timing of payments received and we cannot determine these amounts at the present time.

  Compensation of Executive Officers of Manager

  We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of the Manager receive compensation for his or her services, including services performed for us on behalf of the Manager, from Masterworks. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs and acquire, maintain, promote and sell the Painting. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

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  Compensation of the Manager’s Board of Managers

  We do not compensate anyone on the Board of Managers of the Manager.

  SECURITY OWNERSHIP OF

  MANAGEMENT AND CERTAIN SECURITYHOLDERS

  The following table sets forth information about the beneficial ownership of the shares at April 16, 2018, as adjusted to reflect the sale of 90,750 shares in this offering, for:

●	each person known to us to be the beneficial owner of more than 5% of the shares;

●	each named executive officer of the Manager;

●	each member of the Board of Managers of the Manager; and

●	all of the executive officers of the Manager and members of the Board of Managers of the Manager as a group.

  Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our company, 524 Broadway, 10th Floor, New York, New York 10012. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership after this offering is completed on 106,765 shares of the shares outstanding, and we have based our calculation of the percentage of beneficial ownership prior the closing of this offering on 16,015 shares issued and outstanding as of April 16, 2018.

  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of April 16, 2018, into shares.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering(3)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers of the Manager:
Scott W. Lynn, Chief Executive Officer(1)(2)	16,015	100%	16,015	15%
Frank J. Cotroneo, Independent Representative(1)	0	0%	0	0%
Salvatore C. Troia, Chief Financial Officer(1)	0	0%	0	0%
Joshua B. Goldstein, General Counsel and Secretary(1)	0	0%	0	0%
All named executive officers and Members of the Board of Managers of the Manager as a group (4 persons)	16,015	100%	16,015	15%

5% holders:
Masterworks Gallery, LLC (3)	16,015	100%	16,015	15%

(1)	All named individuals are also members of the Board of Managers of the Manager.

(2)

  In April 2018, Scott Lynn sold 100% of the membership interests of Masterworks.io, LLC, which owns 100% of the membership interests in the other Masterworks entities, including Masterworks Gallery, LLC, to the James William Lynn Jr. 2015 Trust (the “Trust”) for the benefit of the Lynn family. By contract, Mr. Lynn has the power to vote 100% of the shares beneficially owned by the Trust.

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(3)	Assumes the sale of all 90,750 shares in this offering. If not all of the 90,750 of the shares are sold in this offering to third-parties, the remaining shares shall be issued to Masterworks Gallery, LLC as part of the payment for the Painting. Accordingly, Masterworks, “the Trust” and Scott Lynn will be deemed to be the beneficial owners of such additional shares. Masterworks.io, LLC also owns 100% of the membership interests of Masterworks Administrative Services, LLC, which will be entitled to receive shares at a rate of 1% of the total shares outstanding per annum for administrative services pursuant to an administrative services agreement.

  INTEREST OF MANAGEMENT AND

  OTHERS IN CERTAIN TRANSACTIONS

  We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. These conflicts are discussed below and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to our “operating agreement” refer to our amended and restated operating agreement that will become effective upon the closing of this offering.

  In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since March 28, 2018 (our inception) and each currently proposed transaction in which:

●	we have been or will be a participant;

●	the amount involved exceeds one percent of our total assets; and

●	in which our Manager, any of the Manager’s executive officers, or members of the Manager’s board of managers, any of the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the shares or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

  Funding of Masterworks

  Scott Lynn, is the individual responsible for funding Masterworks.io and is also able to control the activities of all of the Masterworks entities as well as our company. Mr. Lynn is also the Chief Executive Officer of our Manager and a member of the Board of Managers of our Manager.

  Administrative Services Agreement and Fees Paid to Affiliates

  Pursuant to an administrative services agreement between us and Masterworks to be entered into prior to the completion of the offering, it is planned the Manager will manage all of our administrative services and will maintain the Painting, in exchange for the issuance of new shares at a rate of 1% of the total shares outstanding per annum. Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Painting or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Manager in connection with litigation or major transactions will be reimbursed upon the sale of the Painting or our company, as applicable.

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  Trading Fees to our Affiliate Associated with trading of the shares

  It is planned that trading of the shares can only occur on a trading platform approved by us and that are registered with the SEC or exempt from registration. Masterworks Brokerage intends to apply to be become a registered broker dealer and a member of FINRA and intends to seek approval to operate a trading platform. If our affiliate Masterworks Brokerage is successful in obtaining this approval, it will collect reasonable and customary commissions and fees from the trading of the shares on its trading platform. In the interim, we plan to seek to list the shares on a trading platform owned and operated by an unaffiliated third party. There is currently no trading market for the shares and no assurance can be provided that we can be successful in listing the shares on any trading platform, that a trading market for the shares will develop or that any such market will provide you with adequate liquidity to sell your shares.

  Beneficial Owner of Affiliated Entities

  The Trust is the beneficial owner of all of the Masterworks affiliated entities. Mr. Lynn may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the individual responsible for funding Masterworks.io and, is an art collector and is also able to control the activities of all of the Masterworks entities as well as our company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

  Our Affiliates’ Interests in Other Masterworks Entities

  General

  The officers and board members of the Manager and the key professionals of Masterworks who perform services for us on behalf of the Manager are also officers, board members, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks may grant equity interests in the Manager or Masterworks.io to certain management personnel performing services.

  Allocation of Our Affiliates’ Time

  We rely on Masterworks and its key professionals who act on behalf of the Manager, including Scott W. Lynn, Salvatore C. Troia and Joshua B. Goldstein for the day-to-day operations of our business. Messrs. Lynn, Troia and Goldstein are also the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Manager and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Manager and other Masterworks entities and other business activities in which they are involved. However, we believe that the Manager and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work.

  Duties Owed by Some of Our Affiliates to the Manager and the Manager’s Affiliates

  The Manager’s officers and members of its Board of Managers and the key professionals of Masterworks, performing services on behalf of the Manager are also officers, board members, managers and/or key professionals of:

●	Masterworks.io, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Manager;

●	Masterworks Brokerage, LLC, an affiliate of Masterworks which intends to apply to become a registered broker dealer and a member of FINRA and intends to seek approval to operate a trading platform to trade the shares;

●	Masterworks Gallery LLC, an affiliate of Masterworks from which we plan to purchase the Painting with the proceeds of this offering; and

●	other Masterworks entities.

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  As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

  Certain Conflict Resolution Measures

  Independent Representative

  The Manager’s Board of Managers is made up of Scott W. Lynn, Sal C. Troia, Joshua B. Goldstein and Frank J. Cotroneo. One of the members of the Board of Managers, Frank Cotroneo, serves as the Independent Representative on the board (the “Independent Representative”). The Independent Representative serves to protect the interests of the holders of the shares and is tasked with reviewing and approving all related party transactions of our company with our affiliates and address all conflicts of interest that may arise between us and the holders of the shares and our affiliates. The Independent Representative and any replacement Independent Representative if the Independent Representative resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

  Other Operating Agreement Provisions Relating to Conflicts of Interest

  Our operating agreement contains other restrictions relating to conflicts of interest including the following:

  Lock-Up Agreement. Masterworks will own at least 15% of the shares outstanding following the offering and may own more than 15% if the offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling shares that would decrease its ownership below 15% of the total shares outstanding prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws.

  Term of the Manager. Our operating agreement provides that the Manager will serve as the manager for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as manager under certain circumstances. In addition, our operating agreement provides that holders of two-thirds (2/3) of the shares may affirmatively vote to remove the Manager for “cause” and in addition the consent of our founding member, Masterworks Gallery is required to be obtained in order remove the Manager. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. In the event of the removal of the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

  DESCRIPTION OF SECURITIES BEING OFFERED

  The Company is offering up to 90,750 of its membership interests (referred to herein as the “shares”), for an aggregate amount of $1,815,000 pursuant to this offering circular. The following description of the shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to this offering circular.

  As of April 19, 2018, we had 16,015 shares issued and outstanding. We had 1 holder of record of the share as of April 19, 2018.

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  Membership Interests

  We were formed as a Delaware limited liability company on March 28, 2018 by Masterworks Gallery, our founder, in order to acquire the Painting. We are a manager-managed limited liability company. Upon our formation, Masterworks Gallery was issued 16,015 shares of our membership interests. All shares as issued an outstanding at any time constitute 100% of our membership interests. There is no limit on the number of shares we may issue, but we do not expect to issue any additional shares other than as described in this offering, including the shares that may be issued to Masterworks as descried herein. Masterworks Gallery adopted our operating agreement which appointed the Manager to serve as our Manager.

  On each matter where the Members have a right to vote, each share shall be entitled to and shall constitute one (1) vote. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which required a vote of the members as set forth above shall be authorized by the affirmative vote of a majority of the shares, excluding shares beneficially owned by Masterworks, subject to any approval of the Manager or Masterworks Gallery, as our founder, as required in our operating agreement.

  Subject to the Delaware Act, the Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have sufficient transaction volume to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  Summary of Operating Agreement

  We are governed by an agreement titled the “Limited Liability Company Operating Agreement”. The following summarizes some of the key provisions of our operating agreement. This summary is qualified in its entirety by the operating agreement itself, which is included as Exhibit 2.2.

  Organization and Duration

  We were formed on March 28, 2018, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the operating agreement.

  Purpose and Powers

  Under our operating agreement, we are permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Manager pursuant to the agreement relating to such business activity.

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  Manager and its Powers

  We are a manager-managed limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Pursuant to our operating agreement, our manager was appointed as our non-member Manager.

  We plan to enter into an administrative services agreement with our Manager prior to the closing of this offering which is further described in the “Summary of Administrative Services Agreement” section of this document. Pursuant to our operating agreement and the administrative services agreement, the Manager will have complete and exclusive discretion in the management and control of our affairs and business, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

  Pursuant to our operating agreement, the Manager shall have full authority in its discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Manager to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name. All fees to be paid to the Manager and its affiliates are to be paid pursuant to the administrative services agreement.

  The Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have volume sufficient to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  The foregoing actions shall be referred to herein as the “Prohibited Acts.”

  The Manager may be replaced by the affirmative vote of members holding two-thirds (2/3) of the shares for “Cause” only, as such term is defined in our operating agreement and in addition the consent of our founding member, Masterworks Gallery is required to be obtained in order remove the Manager. “Cause” is defined as follows:

  (a) the commission by the Manager or any of its executive officers of fraud, gross negligence or willful misconduct;

  (b) the conviction of the Manager or any of its executive officers of a felony;

  (c) a material breach by the Manager of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Manager of a notice of such breach from any member (provided that if such breach is not capable of cure within 30 days, and Manager is diligently taking steps to cure the breach, then no “Cause” event shall be deemed to have occurred unless and until the Manager fails to cure such breach within 60 days after receiving notice thereof);

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  (d) a material violation by the Manager or any of its executive officers of any applicable law that has a material adverse effect on our business;

  (e) the bankruptcy or insolvency of the Manager.

  Classes of Ownership and Voting Rights

  We have one class of membership interests which are the shares being offered in this offering which if the offering is fully subscribed, will represent 85% of our economic interests; and the 16,015 shares issued to Masterworks Gallery which will represent 15% of our economic interest after the offering if the offering is fully subscribed. The number of shares is limited to 106,765 plus the number of shares which may be issued pursuant to the administrative services agreement, which shall be no more than 1% of the total shares outstanding per annum (calculated as of the first day of each 12-month period commencing with the closing date of this offering with pro-rata issuances for any partial period).

  In addition, our operating agreement restricts ownership by any individual shareholder, together with such shareholder’s affiliates, to a maximum of 19.99% of the total shares issued and outstanding; however, this 19.99% limitation does not apply to any of the Masterworks entities.

  The Shares:

  The Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the shares, excluding any shares beneficially owned by Masterworks:

●	amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement;
●	issue any additional shares following the completion of the offering, except shares issued to Masterworks for administrative services, acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting;
●	effect any sale of Painting in a private transaction (e.g. a non-auction sale); or
●	effect any sale of the Painting at a public auction, unless:

○	we are required to register the shares under the Exchange Act,
○	we settle or receive an adverse judgement in any material litigation, judicial proceeding or arbitration,
○	an active trading market fails to develop within twelve (12) months of the closing of the offering, or thereafter such trading market ceases to exist or, the Manager determines that such market ceases to have volume sufficient to permit reasonable trading in the shares, or
○	the Manager notifies us of its intent to withdraw.

  An approval of a majority of the holders of the shares other than those beneficially owned by Masterworks is required for the above listed events.

  The Manager may only be removed for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the shares and in addition, the consent of our founding member, Masterworks Gallery is required to be obtained in order remove the Manager.

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  Agreement to be Bound by our Operating Agreement

  By purchasing a share, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to our operating agreement. Pursuant to our operating agreement, each holder of shares and each person who acquires a share from a holder must execute a form of counterpart signature page thereto agreeing to be bound by the terms and conditions of our operating agreement.

  Shareholder Voting

  Whenever our shareholders are required or entitled to vote on any matter, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting and without prior notice if there is a written consent which is signed by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Any meeting or on any matter that is to be voted on by our shareholders, the then holders of our shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to our shareholders pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

  Limited Liability

  The liability of each member of our company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in our operating agreement. No member of our company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

  The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

  Exculpation and Indemnification of the Manager and Others

  Subject to certain limitations, our operating agreement limits the liability of the Manager and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer, board member, managers of the Manager, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

  Exculpation

  No Protected Person shall be liable to us or the Manager or any other member of our company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Manager, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of our company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

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  Indemnification

  To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under our operating agreement, and any amounts expended in respect of settlements of any claims approved by the Manager (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

  (i) by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our company;

  (ii) by reason of the fact that it is or was acting in connection with the activities of our company in any capacity or that it is or was serving at the request of our company as a partner, shareholder, member, board members, managers of the Manager, the independent representative, officer, employee, or agent of any Person;

  unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

  Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of board members, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Reimbursement of Expenses

  We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

  Bona Fide Offer

  “Bona Fide Offer” refers to an irrevocable offer by a prospective purchaser that has demonstrated to the reasonable satisfaction of the Manager that it has sufficient legally available funds to purchase the Painting (subject only to approval of the holders of a majority of the shares) at a price that is at least 30% above the volume weighted average trading price over the sixty (60) trading days immediately preceding the date of such offer and where the transaction will not violate any local or international laws, including anti-money laundering laws. If the shares are not actively trading at the time an irrevocable offer is made, such irrevocable offer shall reflect a purchase price that is at least 30% above the price paid by us to purchase the Painting

  Amendment of Our Operating Agreement

  Amendments to our operating agreement may be proposed only by or with the consent of the Manager and must be approved by a majority vote of the holders of the shares excluding shares beneficially owned by Masterworks.

  Termination and Dissolution

  We will continue as a limited liability company until terminated under our operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

  (1) upon the determination of the members with the approval of the Manager;

  (2) our insolvency or bankruptcy;

  (2) the sale of all or substantially all of our assets; or

  (3) the entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

  The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of our operating agreement.

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  Books and Reports

  We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

  Term and Removal of the Manager

  Our operating agreement provides that the Manager will serve as our Manager, for an indefinite term, but that the Manager may be removed by the members, or may choose to withdraw as manager, under certain circumstances.

  Our members may only remove the Manager for “cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding shares, provided that the consent of our founding member, Masterworks Gallery is required to be obtained in order to remove the Manager. “Cause” is defined as:

●	the commission by the Manager or any of its executive officers of fraud, gross negligence or willful misconduct;
●	the conviction of the Manager or any of its executive officers of a felony;
●	a material breach by the Manager of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Manager of a notice of such breach from any member (provided that if such breach is not capable of cure within 30 days, and Manager is diligently taking steps to cure the breach, then no “Cause” event shall be deemed to have occurred unless and until the Manager fails to cure such breach within 60 days after receiving notice thereof);
●	a material violation by the Manager or any of its executive officers of any applicable law that has a material adverse effect on our business;
●	the bankruptcy or insolvency of the Manager.

  Unsatisfactory financial performance does not constitute “cause” under our operating agreement. In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

  Anti-Takeover Effects under Delaware Law

  We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. The Manager may elect to amend our operating agreement, subject to majority approval by the members holding the shares, at any time to have Section 203 apply to the Company.

  Transfer Agent

  We intend to engage Computershare Trust Company, N.A. to be our transfer agent and registrar for the shares. Computershare Trust Company, N.A.’s address is at 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (877) 373-6374.

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  SHARES ELIGIBLE FOR FUTURE SALE

  Shares Eligible for Future Sale

  Prior to this offering, there has been no public or private market for the shares, and we cannot predict the effect, if any, that market sales of the shares or the availability of shares for sale will have on the market price of the shares prevailing from time to time.

  Upon the closing of this offering, 106,765 shares will be outstanding, of which at least 16,015 shares will be owned by Masterworks and such shares were issued to Masterworks in April 2018. If not all shares offered are sold in this offering, the remaining shares shall be issued to our affiliate, Masterworks, as part of the payment of the purchase price for the Painting.

  Masterworks will own at least 15% of the shares outstanding following the offering and may own more than 15% if the offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling shares that would decrease its ownership below 15% of the total shares outstanding prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws

  All of the shares sold in this offering will be freely tradable under federal securities laws unless issued to our affiliates as set forth above. Any shares owned or acquired by our affiliates may be sold in private transactions that are exempt from the registration requirements of the Securities Act or pursuant to Rule 144. Shares sold by Masterworks in private transactions that are exempt from the registration requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks by a non-affiliate.

  Rule 144

  In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period commencing in April 2019, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares, which will equal approximately 1,068 shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

  Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

  We are unable to estimate the number of shares that will be sold under Rule 144 or the timing of such sales, since this will depend on the market price for the shares, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the shares, and there can be no assurance that a significant, or any, public market for the shares will develop or be sustained after the offering. Any future sale of substantial amounts of the shares in the open market may adversely affect the market price of the shares offered by this offering circular.

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  MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

  The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our shares by Holders (as defined below) that purchase such shares pursuant to this Offering and hold such shares as a capital asset. For purposes of this section, under the heading “Material U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our,” and “us” refer to Masterworks 001, LLC. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

  This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Holders that hold our shares as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

  As used in this discussion, the term “U.S. Holder” means a beneficial owner of our shares that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

  If an entity treated as a partnership for U.S. federal income tax purposes invests in our shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our shares.

  PERSONS CONSIDERING AN INVESTMENT IN OUR SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

  Taxation of Our Company

  We intend to file an election with the Internal Revenue Service (“IRS”) to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. The remainder of this discussion assumes that we will be treated as an association taxable as a corporation for U.S. federal income tax purposes.

  Taxation of U.S. Holders of Shares

  Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of our shares.

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  Distributions on Shares

  If we make a distribution of cash or other property (other than certain pro rata distributions of our shares or rights to acquire our shares) with respect to our shares, a U.S. Holder that receives such distribution generally will be required to include the amount of such distribution in gross income as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in such share, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Shares”). Such dividend may be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

  A distribution from us on a share treated as a dividend that is received by an individual (or certain other non-corporate U.S. Holders) generally qualifies for preferential rates of tax so long as certain holding period and other requirements are met. Special rules apply with respect to dividends qualifying for the preferential rates for purposes of determining the recipient’s investment income (which may limit deductions for investment interest) and to certain extraordinary dividends. Each U.S. Holder that is a non-corporate taxpayer should consult its own tax advisor regarding the possible applicability of the preferential rates of tax and the related restrictions and special rules.

  The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding.”

  Sale, Exchange or Other Disposition of Shares

  A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of a share in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such share. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such share for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

  Medicare Taxes

  In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their income arising from a distribution with respect to a share and net gain from the sale, exchange or other disposition of a share.

  Information Reporting and Backup Withholding

  Under certain circumstances, information reporting and/or backup withholding may apply to U.S. Holders with respect to payments made on or proceeds from the sale, exchange or other disposition of a share, unless an applicable exemption is satisfied (generally exemptions apply to corporations, tax-exempt organizations, qualified pension and profit-sharing trusts or individual retirement accounts, who, when required, provide certification as to their status). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

  Taxation of Non-U.S. Holders of Shares

  Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of our shares.

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  Distributions on Shares

  If we make a distribution of cash or other property (other than certain pro rata distributions of our shares or rights to acquire our shares) with respect to our shares, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Shares”). Distributions treated as dividends on our shares that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

  If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

  The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

  Sale, Exchange or Other Disposition of Shares

  A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our shares unless:

(i)	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

(ii)	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

(iii)	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such shares, and certain other conditions are met.

  Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

  The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

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  FATCA Withholding

  Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our shares and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of our shares. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our shares are held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our shares.

  Information Reporting and Backup Withholding

  Amounts treated as payments of dividends on our shares paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

  The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our shares to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

  Proceeds from the sale, exchange or other disposition of our shares by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our shares by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our shares by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

  U.S. Federal Estate Tax

  Our shares owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

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  ADDITIONAL REQUIREMENTS AND RESTRICTIONS

  State Securities – Blue Sky Laws

  There is no established public market for our shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares for an indefinite period of time.

  We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

  Thirty-nine states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Mergent, Inc., Moody’s Investor Service or Standard and Poor’s Corporate Manual, secondary trading of our shares can occur without any filing, review or approval by state regulatory authorities. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. If we can secure this listing in such securities manuals, only then secondary trading can occur in these states without further action.

  We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

  Restrictions Imposed by the USA PATRIOT Act and Related Acts

  In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

  ERISA CONSIDERATIONS

  An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

  The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

  In addition to considering whether the purchase of shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

  The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

  (1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

  (2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

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  (3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

  We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of the shares.

  Plan fiduciaries contemplating a purchase of the shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

  ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

  LEGAL MATTERS

  The validity of the securities offered by this offering circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

  EXPERTS

  Our balance sheet as of April 16, 2018 included in this offering circular has been audited by Mayer Hoffman McCann, P.C., an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

  APPOINTMENT OF AUDITOR

  On April 19, 2018, our Manager appointed Mayer Hoffman McCann, P.C. as our independent registered public accounting firm. Mayer Hoffman McCann, P.C. audited our balance sheet as of April 16, 2018 which has been included in this offering circular and Mayer Hoffman McCann, P.C. has been engaged as our independent registered public accounting firm for our fiscal year ended December 31, 2018. Prior to engaging Mayer Hoffman McCann, P.C. as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

  WHERE YOU CAN FIND MORE INFORMATION

  We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the shares offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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  We also maintain a website at the website address of Masterworks.io located at www.masterworks.io. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

  After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of shares:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Manager will cause to be mailed or made available, by any reasonable means, to each holder of shares as of a date selected by the Manager, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Manager. The Manager shall be deemed to have made a report available to each holder of shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of shares.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each holder of shares such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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  INDEPENDENT AUDITORS’ REPORT

  To the Manager and Member

  Masterworks 001, LLC

  We have audited the accompanying balance sheet of Masterworks 001, LLC as of April 16, 2018, and the related notes to the balance sheet.

  Management’s Responsibility for the Financial Statements

  Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this financial statement that is free from material misstatement, whether due to fraud or error.

  Auditors’ Responsibility

  Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

  An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

  Opinion

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Masterworks 001, LLC as of April 16, 2018 in accordance with accounting principles generally accepted in the United States of America.

Kansas City, Missouri
April 23, 2018

F-1

  MASTERWORKS 001, LLC

  Balance Sheet

  April 16, 2018

ASSETS

Cash and Cash Equivalents	$100

Total Assets	$100

LIABILITIES AND MEMBER’S EQUITY

Member’s Equity	$100

Total Liabilities and Member’s Equity	$100

F-2

  MASTERWORKS 001, LLC

  NOTES TO BALANCE SHEET

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Organization – Masterworks 001, LLC (the “Company”) was formed as a manager-managed Delaware limited liability company to purchase, a painting by Andy Warhol, known as 1 Colored Marilyn (Reversal Series), 1979, Oil and silkscreen inks on canvas (the “Painting”). The Company intends to offer membership interests to enable investors to diversify their portfolios with a long-term investment in fine artwork. The Company’s manager is Masterworks Administrative Services, LLC (the “Manager”).

  Basis of Accounting – The preparation of the balance sheet and related notes of the Company are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States which requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

  Cash and Cash Equivalents - As of April 16, 2018, our cash and cash equivalents consisted of cash held in an FDIC insured bank account. Cash equivalents are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

  Concentration of Credit Risk – The Company maintains its cash in bank accounts in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institutions in which it deposits funds.

  Income Taxes – The Company will elect to be taxed as a c-corporation. Accordingly, income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. The Company is subject to income taxes in the United States. Significant judgments and estimates may be required in determining the income tax expense.

  Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating the Company’s ability to recover its deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, the Company reviews historical results and incorporates assumptions about the amount of future state and federal operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require significant judgment.

  As of April 16, 2018, the Company had no federal and state income tax assets, liabilities or expense.

F-3

  MASTERWORKS 001, LLC

  NOTES TO BALANCE SHEET

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

  Investment in Artwork – Investment in artwork will consist of the Painting. Once purchased, the Painting will be recorded at cost, which is the purchase price the Company pays for the Painting from its affiliate, Masterworks Gallery, LLC. Artwork is determined to have an indefinite life. The Company will review the artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the artworks, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the artwork, to its carrying value; and

●	If the amount realizable upon sale of the artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

  If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s financial statements.

  Revenue Recognition – The Company does not plan to generate revenue until the artwork is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the sale’s effective date.

  Expenses – The Company’s expenses are covered under the annual administrative services fee, which covers all normal operating costs of the Company. The annual administrative services fee is paid to Masterworks Administrative Services, LLC in additional membership interest and will be accounted for as a management fee expense and equity issuance in the Company’s financial statements. Organization and offering costs of the Company are being paid by the Manager and its affiliates on behalf of the Company. These organization and offering costs include all expenses relating to the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company is not required to reimburse the Manager for any of these costs.

2.	RISKS & UNCERTAINTIES

  The Company is a new company and has no operating history to assess the future viability of its business model. The Company’s single asset is an investment in artwork which can decline in value or become worthless due to economic factors, trend in the art market, changes in the condition of the artwork among other factors.

  Under various agreements, the Company has engaged or will engage the Manager to provide certain services that are essential to the Company such as storage, insurance, display, transport, SEC filings and compliance, transfer agent fees and other normal operating expenses. As a result of these relationships, the Company is dependent upon the Manager. In the event that the Manager is unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

3.	SUBSEQUENT EVENTS

  During 2018, the Company anticipates filing Form 1-A with the SEC in order to qualify the offering and sale of 90,750 of its shares, representing 85% of its membership interests, in a Tier 2 offering under Regulation A. The Company anticipates that the initial offering price per share will be $20.00, thereby raising $1,815,000 of capital. With such capital, the Company intends to purchase the Painting from a related party. If the offering is not fully subscribed, the Company intends to issue Masterworks Gallery the unsold shares as partial consideration for the Painting.

  Upon issuance, the shares will represent membership interests having economic rights to the Company, with no voting rights other than certain approval rights in connection with the sale of the Painting, and any amendments to the Company’s operating agreement or an administrative services agreement with the Manager. The Manager will control all other matters in accordance with the operating agreement the Company intends to adopt upon the closing of the offering.

  Masterworks Gallery, LLC is the owner of the Painting and the owner holding the 100% membership interest of the Company as of the date of this balance sheet. Masterworks Administrative Services, LLC, is the company that will contractually provide administrative services to the Company. Masterworks Gallery, LLC and Masterworks Administrative Services, LLC are each wholly-owned and controlled by Masterworks.io, LLC and are thus considered to be related parties to the Company.

  Upon issuance of the shares, an administrative services agreement with the Manager will become effective. The expected annual administrative services fee will be will be funded via issuance of shares to the Manager at a rate of 1% of the total shares outstanding per annum and will be recorded as an administrative fee expense in the Company’s financial statements. The annual administrative services fee is anticipated to cover all normal operating costs of the Company, including storage, insurance, display, transport, SEC filings and compliance, transfer agent fees; other fees associated with the offering, and accounting. However, the Manager will charge the Company for any extraordinary costs and payments, which are expected to be defined as costs and payments associated with litigation, arbitration or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction; selling the Painting. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Painting is sold and the resulting proceeds can be used to settle the liability to the Manager.

  As part of the potential administrative services agreement, the Manager will be required to provide the Company with evidence and detail of the extraordinary costs for which it will be entitled to reimbursement. In addition, the Manager is required to obtain and maintain the necessary capital to fulfill its obligations under the administrative services agreement and to remain solvent. The Manager will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

F-4

  MASTERWORKS 001, LLC

  Best Efforts Offering of

  $1,815,000 Maximum Offering Amount (90,750 Shares)

  OFFERING CIRCULAR

F-5

  PART III – EXHIBITS

  Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks 001, LLC filed with Delaware Secretary of State on March 28, 2018.

2.2	Operating Agreement of Masterworks 001, LLC dated XX, 2018.*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Purchase Agreement, between Masterworks Gallery, LLC and Masterworks 001, LLC.*

6.2	Transfer Agency and Service Agreement, dated XXXX XX, 2018, among Computershare, Inc., Computershare Trust Company, N.A. and Masterworks 001, LLC.*

6.3	Administrative Services Agreement, dated XXXX XX, 2018, among Masterworks Administrative Services, LLC and Masterworks 001, LLC.*

10.1	Power of attorney (included on signature page of offering circular).

11.1	Consent of Mayer Hoffman McCann, P.C.*

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1).

12.1	Opinion of Legal & Compliance, LLC.

13.1	Testing the Waters materials.

  *To be filed by amendment

II-1

  SIGNATURES

  Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 23, 2018.

MASTERWORKS 001, LLC By: Masterworks Administrative Services, LLC, its manager

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua B. Goldstein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on April 23, 2018.

Name	Title

/s/ Scott W. Lynn	Chief Executive Officer and Member of Board of Managers of Masterworks Administrative Services, LLC
Scott W. Lynn	(Principal Executive Officer)

/s/ Salvatore C. Troia	Chief Financial Officer and Member of the Board of Managers of Masterworks Administrative
Salvatore C. Troia	Services, LLC (Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel, Secretary and Member of Board of
Joshua B. Goldstein	Managers of Masterworks Administrative Services, LLC

/s/ Frank J. Cotroneo	Member of Board of Managers and Independent
Frank J. Cotroneo	Representative of Masterworks Administrative Services, LLC

II-2